PURCHASE AND SALE AGREEMENT

between

FISHER MEDIA SERVICES COMPANY,

a Washington corporation

as SELLER

and

HINES GLOBAL REIT 100/140 FOURTH AVE LLC,

a Delaware limited liability company

as BUYER

DATED:  November 17, 2011

HOU03:1282498.8
09648-0050/LEGAL22127382.1
23147-0002/LEGAL22147789.3

TABLE OF CONTENTS

Page

ARTICLE 1.                         PURCHASE AND SALE
1.1            Agreement to Buy and Sell
1.2           Exclusions from Property
ARTICLE 2.                         PURCHASE PRICE
2.1           Purchase Price
2.2           Payment of Purchase Price
ARTICLE 3.                         TITLE TO PROPERTY
3.1           Review of Title
3.2           Conveyance
3.3           Buyer’s Policy
3.4           Seller’s Policy
ARTICLE 4.                         CONDITION OF THE PROPERTY
4.1           Deliveries Made by Seller
4.2           Disclosure Statement
4.3           “AS-IS” Sale and Release
4.4           Continued Access to the Property
ARTICLE 5.                         REPRESENTATIONS, WARRANTIES AND COVENANTS
5.1           Definitions
5.2           Seller’s Representations and Warranties
5.3           Incorrect Seller Representation or Warranty
5.4           Buyer’s Representations and Warranties
5.5           Seller’s Covenants.
5.6           Buyer’s Covenants
5.7           Leaseback of Fisher Occupied Space
ARTICLE 6.                         CONDITIONS TO CLOSING
6.1           Seller’s Conditions to Closing
6.2           Buyer’s Conditions to Closing
ARTICLE 7.                         CLOSING
7.1           Closing Procedure
7.2           Deposits into Escrow
7.3           Closing Costs and Other Expenses
7.4           Prorations
7.5           Closing of Escrow
7.6           Possession
ARTICLE 8.                         CONDEMNATION; DAMAGE; DESTRUCTION
8.1           Condemnation
8.2           Damage or Destruction
ARTICLE 9.                         BREACH OF AGREEMENT.
9.1           Seller’s Remedies
9.2           Buyer’s Remedies
9.3           Fees
ARTICLE 10.                         [INTENTIONALLY DELETED]
ARTICLE 11.                         GENERAL PROVISIONS
11.1           Counterparts
11.2           Entire Agreement
11.3           Counsel; Construction
11.4           Choice of Law
11.5           Severability
11.6           Waiver of Covenants, Conditions or Remedies
11.7           Business Day
11.8           Exhibits and Schedules
11.9           Amendment
11.10               Relationship of Parties
11.11               No Third-Party Benefit
11.12               Time of the Essence
11.13               Further Acts
11.14               No Recording
11.15               Assignment
11.16               Attorneys’ Fees
11.17               Advisors
11.18               Notices
11.19               Mutual Waivers of Jury Trial and Certain Damages
11.20               Confidentiality
11.21               Limitation of Liability
11.22               Joinder
11.23               Cooperation with Auditors and SEC Filings

LIST OF EXHIBITS
EXHIBIT A                      Legal Description of Property
EXHIBIT B                      List of Excluded Personal Property and Excluded Permits
EXHIBIT C                      List of Due Diligence Materials
EXHIBIT D                      Commercial Real Property Disclosure Statement
EXHIBIT E                      List of Existing Leases and Security Deposits
EXHIBIT F                      List of Existing Service Contracts
EXHIBIT G                      List of Existing Environmental Reports
EXHIBIT H                      List of Existing Warranties
EXHIBIT I-1                                Form of Tenant Estoppel Certificate
EXHIBIT I-2                                Form of Landlord Estoppel Certificate
EXHIBIT J                      Form of Fisher Lease
EXHIBIT K                      Form of Rooftop Easement
EXHIBIT L                      Form of Deed
EXHIBIT M                      Form of Bill of Sale
EXHIBIT N                      Form of Assignment and Assumption Agreement
EXHIBIT O                      Form of General Assignment
EXHIBIT P                      Form of Tenant Notice
EXHIBIT Q                      Form of Reimbursement Agreement

HOU03:1282498.8
09648-0050/LEGAL22127382.1
23147-0002/LEGAL22147789.3

PURCHASE AND SALE AGREEMENT

THIS PURCHASE AND SALE AGREEMENT (“Agreement”) is made and entered into as of this 17th day of November, 2011 (“Effective Date”), by and between FISHER MEDIA SERVICES COMPANY, a Washington corporation (“Seller”), and HINES GLOBAL REIT 100/140 FOURTH AVE LLC, a Delaware limited liability company (“Buyer”).

RECITALS:

A. Seller owns certain land (“Land”) in the City of Seattle, County of King, State of Washington as more particularly described on EXHIBIT A attached hereto, which is commonly known as “Fisher Plaza.”  The Land is comprised of two tax parcels (King County Tax Parcel Nos. 1991200150 and 1991200170) and is bound by Denny Way to the south, John Street to the north, Fourth Avenue North to the west and Fifth Avenue North to the east.

B. The Land is improved with two buildings, one commonly known as 100 Fourth Avenue North, Seattle, Washington 98109 (“Fisher Plaza West”), which contains six (6) stories and approximately 99,488 square feet, and the second commonly known as 140 Fourth Avenue North, Seattle, Washington 98109 (“Fisher Plaza East”), which contains five (5) stories and approximately 194,239 square feet (such buildings together, “Buildings”).  The Land is also improved with a subterranean parking structure containing 504 stalls (“Parking Structure”).

C. Seller and its affiliates occupy approximately 120,969 square feet in Fisher Plaza East (“Fisher Occupied Space”), which occupancy is undocumented by any lease or other agreement, given that Seller owns the property.  Different office, data center, retail, media, co-location and carrier tenants occupy other space within the Buildings pursuant to various existing leases.

D. Prior to entering into this Agreement, Seller and its affiliates invited certain parties to participate in a confidential process to select (“Selection Process”) an entity to purchase the Property (defined below) and lease back portions thereof.  During the Selection Process, Seller made available to Buyer various documents, information and other materials related to the Property and Buyer began its due diligence review of the Property.  Seller has selected Buyer to purchase the Property and is entering into this Agreement with Buyer in lieu of other potential purchasers (“Potential Purchasers”).

E. Between its initial selection and finalization of this Agreement, Buyer completed its due diligence review of the Land, Buildings, Parking Structure and other components of the Property  to its complete satisfaction.  Buyer now desires to purchase from Seller the Land, Buildings, Parking Structure and other components of the Property.  Seller desires to sell to Buyer the Land, Buildings, Parking Structure and other components of the Property on the condition that Buyer leases back to Fisher Communications, Inc., a Washington corporation and an affiliate of Seller (“Fisher Communications”), the Fisher Occupied Space, together with such other space and rights at Fisher Plaza as are necessary or desirable for the continued occupation and operations of Seller and its affiliates (which, among other affiliates, shall include Fisher Communications throughout this Agreement) at Fisher Plaza.

F. The parties now wish to enter into this Agreement to set forth the terms and conditions under which Buyer will purchase the Property from Seller and the terms and conditions under which Buyer will lease back to Fisher Communications the Fisher Occupied Space.

NOW THEREFORE, for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Seller and Buyer agree as follows:

ARTICLE 1.                      PURCHASE AND SALE

1.1 Agreement to Buy and Sell

.  Subject to all of the terms and conditions of this Agreement, Seller hereby agrees to sell to Buyer, and Buyer hereby agrees to purchase from Seller the following (collectively, “Property”):

1.1.1 The Land, together with all of Seller’s right, title and interest in and to all rights, licenses, privileges, reversions and easements appurtenant to the Land including, without limitation, all minerals, oil, gas and other hydrocarbon substances on and under the Land, as well as all air rights, water rights, water and water stock relating to the Land, and all other appurtenances thereto;

1.1.2 All improvements, buildings, plazas, and other structures located on the Land, including, without limitation, the Buildings and Parking Structure, and all infrastructure and building fixtures located on or in any such improvements (collectively, “Improvements” and together with the Land, “Real Property”);

1.1.3 All of Seller’s right, title and interest in and to all systems, appliances, equipment, machinery, generators, furniture, furnishings, decorations, supplies, above-ground storage tanks located in the Parking Structure (and any fuel therein as of the Closing Date (defined in Section 7.1), except for any fuel in any jet fuel tank used for refueling helicopters) and other personal property, if any, owned by Seller and located on or about the Real Property and used in the operation and maintenance thereof (collectively, “Tangible Personal Property”);

1.1.4 All of Seller’s right, title and interest in and to the following intangible personal property, to the extent any is owned by Seller and freely transferable, which is related to the ownership or operation of the Real Property: all development rights, franchises, certificates of occupancy, soil and other reports and studies, surveys, maps, utility contracts, and data relating to the operation or construction of the Real Property, architect’s contracts, plans and specifications, engineering plans and studies, floor plans and landscape plans (collectively, “Intangible Personal Property”).  Seller may retain copies of each of the foregoing items;

1.1.5 The Existing Leases (defined in Section 5.2.3) and any other leases, occupancy licenses or other occupancy agreements affecting the Real Property that may be made by Seller after the Effective Date as permitted by this Agreement (collectively, such permitted agreements and the Existing Leases, “Leases”).  Notwithstanding the foregoing, the Existing Leases shall not include, and Seller hereby expressly reserves, that certain Office Space Lease between Seller and LUT, LLC, a Washington limited liability company, dated March 10, 2010 (“LUT Lease”).  LUT shall not be considered an Existing Occupant (defined in Section 4.4) as such term is used in this Agreement;

1.1.6 All of Seller’s right, title and interest in and to the Existing Service Contracts (defined in Section 5.2.4) and any other service contracts affecting the Property that may be made by Seller after the Effective Date as permitted by this Agreement (collectively, such permitted contracts and the Existing Service Contracts, “Service Contracts”), subject to Section 5.5.3 below;

1.1.7 All freely transferable Existing Warranties held by Seller (defined in Section 5.2.8); and

1.1.8 All freely transferable land use permits, building permits, variances, water certificates or claims and other certificates, permits, licenses and approvals held by Seller pertaining to the Property or the operation thereof (collectively, “Transferable Permits”).  Any of the foregoing items that are transferable, but require a particular transfer process or governmental or other third-party approval, shall not be deemed “freely transferable” (such permits being referred to herein as the “Process Permits,” and together with the Transferable Permits, “Permits”), but shall be considered a part of the Property and transferred pursuant to Section 5.5.4 below.

1.2 Exclusions from Property

.  Notwithstanding anything in Section 1.1 above to the contrary, the term “Property” shall not include, and Seller hereby expressly reserves to itself all of the following owned by Seller: (a) any Tangible Personal Property located within the Fisher Occupied Space or otherwise on or about the Real Property in any space occupied by Seller or its affiliates under the Fisher Lease, Rooftop Easement and Storage Space Agreement (all as defined in Section 5.7); (b) any cars, trucks, vans, helicopters or similar vehicles owned by Seller or its affiliates located on, around or outside of the Real Property (including any leasehold interests therein); (c) all of Seller’s and its affiliates’ trademarks, service marks, logos and other marks, trade or business names, and other proprietary information and other similar intangible property, if any (provided that Buyer shall have the right to use the name “Fisher Plaza”, “Fisher Plaza East” and “Fisher Plaza West” as the existing names of the Buildings pursuant to the terms of the Fisher Lease); (d) the Plaza Telecom System, PlazaNet System and any Connection Lines (as each of the foregoing terms are defined in Section 5.5.8 and Section 5.5.9), but only to the extent described in Sections 5.5.8 and 5.5.9; and (e) any of the other items listed on EXHIBIT B attached hereto.  Buyer acknowledges that it is the intent of the parties that Seller and its affiliates be allowed to retain all Property necessary for Seller’s or its affiliates’ continued operations at the Real Property in the same manner as Seller and its affiliates operate as of the Effective Date.  If any such Property is not expressly excluded herein or has been inadvertently left off EXHIBIT B, the parties shall work together in good faith after Closing to effectuate the foregoing intent.  This Section 1.2 shall survive Closing.

ARTICLE 2.                      PURCHASE PRICE

2.1 Purchase Price

.  The purchase price for the Property shall be One Hundred Sixty Million and No/100 Dollars ($160,000,000.00) (“Purchase Price”).  In order to timely pay an approximation of the real estate excise tax which is due, the parties agree, for the immediate tax reporting obligation only, that the real property allocation is One Hundred Fifty Nine Million Four Hundred Thousand and No/100 Dollars ($159,400,000.00) and that the remaining portion of the Purchase Price is allocated to personal property.  Seller may contest the value of the real property with the appropriate taxing authority.  The Buyer’s personal property tax liability shall not be increased from that existing at the Closing unless the parties have mutually agreed upon such change, except as follows.  Buyer shall indemnify and hold harmless Seller and its affiliates from and against all costs, penalties and other liabilities that may arise in the event that any applicable taxing authority disagrees with the above personal property allocation.  In no event shall the foregoing indemnity obligation be applicable for any personal property tax obligations of Seller with respect to years prior to the year in which Closing occurs. This indemnification shall survive Closing.

In connection with the purchase of the Property, Seller or one of its Affiliates has agreed to pay to Buyer certain Reimbursement Payments as defined in, and under the terms and conditions set forth in, the Reimbursement Agreement defined in Section 7.2.1(l) below.  Any such Reimbursement Payments that are made by Seller or its Affiliates to Buyer pursuant to the Reimbursement Agreement shall be treated by the parties as an adjustment to (i.e., reduction in) the Purchase Price, subject to the then prevailing accounting rules and tax regulations.

2.2 Payment of Purchase Price

.  The Purchase Price shall be paid as follows:

2.2.1 Deposit.  The parties shall open an escrow account (“Escrow”) with First American Title Insurance Company, at its office located at 818 Stewart Street, Suite 800, Seattle, Washington 98101 (in its capacity as escrow agent, “Escrow Agent”).  No later than the end of the next business day following the Effective Date, Buyer shall deliver into Escrow Ten Million and No/100 Dollars ($10,000,000.00) by wire transfer of immediately available federal funds to be held by Escrow Agent as an earnest money deposit (“Deposit”).  Escrow Agent shall invest the Deposit in any reasonable manner as agreed upon by Seller and Buyer.  Any interest that may accrue on the Deposit as a result of such investment will accrue for the benefit of Buyer; provided, however, that if Seller is entitled to the Deposit under the terms of this Agreement, other than for application to the Purchase Price at Closing, then all interest accrued on the Deposit will be paid to Seller with the Deposit.  The Deposit shall be non-refundable, except as otherwise expressly set forth herein.  If Buyer fails to timely make the Deposit, (x) Seller shall have the right to terminate this Agreement upon written notice delivered to Buyer and Escrow Agent, and (y) neither party shall have any further rights or obligations hereunder, except obligations hereunder that survive termination of this Agreement.  The Deposit shall be applied to the Purchase Price at Closing.

2.2.2 Closing Payment.  The Purchase Price, as adjusted by the application of the Deposit and any Extension Deposit (as defined in Section 7.1) and by the prorations and credits specified herein, and together with all Closing costs to be paid by Buyer as set forth on Buyer’s estimated settlement statement (“Buyer’s Closing Payment”), shall be paid to Escrow Agent by wire transfer of immediately available federal funds through Escrow no later than one (1) business day before the Closing Date.

ARTICLE 3.                      TITLE TO PROPERTY

3.1 Review of Title

.

3.1.1 Prior to the Effective Date, Seller provided Buyer with (a) an ALTA Commitment for an owner’s standard coverage policy of title insurance, prepared by First American Title Insurance Company (in its capacity as title company, “Title Company”), under File No. NCS-487994-WA1, having an effective date of November 7, 2011, along with copies of all of the documents referenced as special exceptions therein (“Preliminary Report”), and (b) an ALTA survey of the Real Property prepared by Bush, Roed & Hitchings, Inc. under Job No. 2002249.02 dated August 29, 2011 (“Survey”).  Buyer acknowledges that it had the opportunity to review the Preliminary Report and Survey prior to the Effective Date.  Buyer does not object to Special Exception Nos. 4, 8 through 11, 14 (to the extent such exception covers all Leases and Occupants) and 15 of the Preliminary Report, both parties acknowledging, however, that Special Exception Nos. 5-7 and 11 have been deleted by the Title Company and will not be included in Buyer’s Policy.

3.1.2 Within one (1) business day after the Effective Date, Seller shall deliver to Buyer an update of the Preliminary Report along with copies of all of the documents referenced as new exceptions therein (“Updated Report”).  By giving written notice to Seller on or before the date that is one (1) business day after receiving the Updated Report, Buyer may object to the following exceptions only noted in the Updated Report: (a) any new matters shown on the Updated Report or (b) any material discrepancies between the Updated Report and the information shown on the Survey.  Buyer shall not have the right to object to any of the matters deemed Permitted Exceptions pursuant to Section 3.1.2.2 below.  If any supplements to the Updated Report are issued after the Updated Report has been delivered to Buyer, Buyer shall have one (1) business day from its receipt of such supplement to object to any new matters shown thereon in accordance with the same limitations as provided above in this Section 3.1.2.  The Preliminary Report, Updated Report and any supplements thereto shall be collectively referred to herein as the “Title Report.”

3.1.2.1 Buyer shall be deemed to have approved title to the Real Property as shown in the Title Report unless Buyer timely objects to any title exception as required in this Section 3.1.  If Buyer timely makes any such objection, Seller may, by giving notice to Buyer within one (1) business day after Buyer’s objection notice, elect either to remove such objection(s) or not to remove such objection(s).  If Seller fails to timely respond to Buyer’s objection notice, Seller shall be deemed to have elected not to remove the objection(s) noted in Buyer’s notice.  If Seller elects to remove any such objection(s), Seller shall remove, or otherwise cure to Buyer’s reasonable satisfaction, the title exception in question on or before the Closing Date at Seller’s expense.  If Seller elects (or is deemed to have elected) not to remove any such objection(s), Buyer shall have the right, by giving written notice to Seller within one (1) business day after Seller’s election not to remove (or deemed election not to remove), either to terminate this Agreement or to withdraw such objection(s) by giving written notice to Seller.  If Buyer does not timely terminate this Agreement in accordance with the foregoing sentence, Buyer shall be deemed to have approved title to the Real Property subject to the title exception(s) in question.

3.1.2.2 Notwithstanding anything herein to the contrary, Seller shall remove on or before the Closing Date (a) any mortgages, deeds of trust or other monetary liens (except as noted in clauses (iii), (v) and (vii) below) encumbering the Real Property and (b) any exceptions or encumbrances to title that are created by Seller after the Effective Date without Buyer’s written consent.  The term “Permitted Exceptions” as used herein shall mean (i) the exceptions in the Title Report approved (or deemed approved) by Buyer pursuant to this Section 3.1, (ii) all matters shown on the Survey, (iii) non-delinquent real and personal property taxes, (iv) the Leases, the Fisher Lease and the Rooftop Easement, (v) matters attributable to acts of Buyer and/or its members, managers, partners, directors, officers, employees, consultants, agents, contractors, affiliates and other representatives (“Buyer Parties”), (vi) provisions of existing laws, rules and regulations including, without limitation, building, zoning and environmental laws, and (vii) any non-delinquent lien for municipal betterments and special assessments assessed against the Real Property.

3.1.2.3 If, on or before the Closing Date, Seller does not remove or cure any title exception that Seller agreed to remove or cure or is required to remove according to the terms of this Section 3.1, then Buyer shall have the right to terminate this Agreement by delivering written notice thereof to Seller.  If this Agreement is terminated as provided in this Section 3.1.2.3, then the Deposit (and any Extension Deposit) shall be returned to Buyer, Buyer shall receive the Liquidated Damages Payment from Seller, Escrow shall be terminated and all documents and funds delivered into Escrow shall be returned to the party that deposited the same (except as otherwise provided herein), Seller shall pay any costs associated with terminating Escrow or cancelling the Title Report, and neither party shall have any further rights or obligations hereunder, except as expressly stated herein.  All other elections to terminate this Agreement under this Section 3.1 shall have a similar effect, except that both Buyer and Seller shall equally pay any costs associated with terminating Escrow or cancelling the Title Report.

3.2 Conveyance

.  On the Closing Date, Seller shall convey to Buyer fee simple title to the Real Property by a duly executed and acknowledged Special Warranty Deed (“Deed”), free and clear of all defects and encumbrances other than the Permitted Exceptions.

3.3 Buyer’s Policy

.  Seller shall cause Title Company to issue to Buyer at Closing an ALTA extended coverage owner’s policy of title insurance insuring Buyer’s title to the Real Property in the full amount of the Purchase Price, subject only to the Permitted Exceptions and those general exceptions and exclusions that are customary in such extended form of title insurance (“Buyer’s Policy”).  Buyer may request that Title Company issue special endorsements to Buyer’s Policy.  Seller shall furnish to Title Company any documents that Title Company reasonably requires to issue such extended coverage or special endorsements reasonably requested by Buyer; provided, however, that such documents shall be acceptable to Seller, in its reasonable discretion, and Seller shall not be required to incur any non-customary additional obligations, liabilities, or expenses associated with such extended coverage and Seller shall not be required to incur any additional obligations, liabilities, or expenses associated with any special endorsements requested by Buyer.  Buyer shall be fully responsible for paying the additional costs associated with any extended coverage and special endorsements that it requests.  In no event shall the issuance of special endorsements be a condition of Closing, and Closing shall timely proceed so long as an extended coverage owner’s policy will be issued pursuant to the first sentence of this Section 3.3 and Title Company is irrevocably committed to issue extended coverage, subject only to the payment of the applicable costs therefor and the delivery of the required documents from Seller.

3.4 Seller’s Policy

.  Seller shall have the right to request that Title Company provide a simultaneously-issued seller’s policy of title insurance at Closing (“Seller’s Policy”), at Seller’s sole cost and expense which policy shall be subject only to the same exceptions as provided in Buyer’s Policy.  Seller shall notify Buyer and Title Company no later than one (1) business day before the scheduled Closing Date if Seller elects to obtain Seller’s Policy.  In no event shall the issuance of Seller’s Policy be a condition of the Closing.

ARTICLE 4.                      CONDITION OF THE PROPERTY

4.1 Deliveries Made by Seller

.  Buyer acknowledges that, prior to the Effective Date, Seller delivered, and Buyer has received or was provided access to, all of the materials listed on EXHIBIT C attached hereto (“Due Diligence Materials”).  Except as expressly set forth in this Agreement, Buyer acknowledges and agrees that neither Seller nor its affiliates or any of such parties’ directors, officers, agents, contractors, employees or other representatives (such affiliates and parties collectively, “Seller Parties”) make, and have not made, any warranty or representation with respect to the accuracy, completeness, conclusions or statements expressed in the Due Diligence Materials, nor do Seller or the Seller Parties represent or warrant that these are the sole materials that were or now are available with respect to the matters covered thereby, and Buyer hereby waives, relinquishes and releases any and all Claims (defined in Section 4.4.1) against Seller or any of the Seller Parties arising out of the accuracy, completeness, conclusions or statements expressed in the Due Diligence Materials.

4.2 Disclosure Statement

.  Buyer and Seller acknowledge that the Real Property constitutes “Commercial Real Estate” as defined in RCW 64.06.005.  Buyer waives receipt of the seller disclosure statement required under RCW 64.06 for transactions involving the sale of commercial real estate, except for the section entitled “Environmental.”  A completed copy of the Environmental section of the seller disclosure statement is attached to this Agreement as EXHIBIT D (“Disclosure Statement”).  A fully executed original of the completed Disclosure Statement will be delivered to Buyer as soon as practicable after the Effective Date hereof.  Buyer waives its right to rescind this Agreement under RCW 64.06.030.  Buyer further acknowledges and agrees that the Disclosure Statement (a) is for the purposes of disclosure only, (b) is not and will not be part of this Agreement, and (c) is not and will not be construed as a representation or warranty of any kind by Seller.

4.3 “AS-IS” Sale and Release

.

4.3.1 Prior Due Diligence.  Buyer acknowledges and agrees that (a) prior to the Effective Date, Buyer and Seller negotiated the purchase and sale of the Property for some time, (b) during such time, Buyer had ample opportunity to review the Due Diligence Materials and to otherwise make any and all legal, factual and other inquiries, studies, reviews and investigations as Buyer deemed necessary, desirable or appropriate with respect to the Property, and (c) Buyer is fully satisfied with its prior review of the Due Diligence Materials, all such investigations and all aspects of the Property.  Buyer therefore agrees that its purchase of the Property shall not be conditioned on the results of any of Buyer’s prior or future inquiries, studies and investigations and hereby waives any and all of such rights.  Buyer further acknowledges that, during the parties’ prior negotiation, Seller disclosed to Buyer that the outdoor fountain located in the southeast corner of Fisher Plaza is not operational.  Buyer agrees that Seller shall not have any obligation whatsoever to repair such fountain and that Buyer shall take the Property, including the fountain, in its current “AS-IS, WHERE-IS” condition as set forth in Section 4.3.2 below.

4.3.2 As-Is” Sale.  EXCEPT THOSE REPRESENTATIONS AND WARRANTIES PROVIDED IN SECTION 5.2 BELOW AND ANY OTHER DOCUMENT EXECUTED AND DELIVERED BY SELLER OR FISHER COMMUNICATIONS AT CLOSING, BUYER ACKNOWLEDGES AND AGREES THAT BUYER IS PURCHASING THE PROPERTY IN AN “AS-IS, WHERE-IS” CONDITION “WITH ALL FAULTS AND DEFECTS”, WHETHER KNOWN OR UNKNOWN, AND WITHOUT ANY WARRANTIES, REPRESENTATIONS OR GUARANTEES, EITHER EXPRESSED OR IMPLIED, OF ANY KIND OR NATURE WHATSOEVER FROM OR ON BEHALF OF SELLER OR ANY OF THE SELLER PARTIES, INCLUDING WITHOUT LIMITATION, THOSE OF FITNESS FOR A PARTICULAR PURPOSE AND USE.  Buyer acknowledges and agrees that (a) Buyer is a knowledgeable, experienced and sophisticated buyer of real estate, (b) except as otherwise expressly set forth in Section 5.2 below or in any other document executed and delivered by Seller or Fisher Communications at Closing, neither Seller, the Seller Parties nor anyone acting for or on behalf of any of them, has made any representation, warranty, promise or statement, express or implied, to Buyer or the Buyer Parties, or to anyone acting for or on behalf of any of them, concerning any aspect of or condition affecting the Property, the use or development thereof or its fitness or any particular purpose, and (c) although Buyer had access to the Due Diligence Materials, and notwithstanding the representations made by Seller in Section 5.2 below or any other document executed and delivered by Seller or Fisher Communications at Closing, Buyer is entering into this Agreement to purchase the Property based solely upon its own investigation and examination of the Property and upon the representations and warranties made by Seller in Sections 5.2 and 11.17 hereof as qualified therein.  Therefore, as of Closing, Buyer assumes the risk of all defects and conditions affecting the Property, whether known or unknown, including but not limited to such defects and conditions that cannot be observed by casual inspection, and Buyer assumes the risk that adverse matters affecting the Property, including but not limited to adverse physical and environmental conditions, may not have been revealed by Buyer’s due diligence performed with respect to the Property or the Due Diligence Materials.

4.3.3 Release.  By executing this Agreement, Buyer will be deemed to have (a) made all studies, investigations and inspections that Buyer deemed necessary, appropriate or desirable in connection with Buyer’s purchase of the Property, (b) fully satisfied itself with its review of  all such studies, investigations and inspections, the Due Diligence Materials and all aspects of the Property, and (c) approved each of the foregoing and this transaction without reservation.  Except as expressly provided in this Agreement, Buyer hereby waives, relinquishes and releases, on behalf of itself, the Buyer Parties and their successors and assigns, Seller and the Seller Parties from any and all Claims that Buyer has or may have arising from or related to any matter or thing in connection with the Property, including, without limitation, any documents provided by Seller or any Seller Party hereunder, any construction defects, errors or omissions in the design or construction of the Property and any environmental conditions affecting the Property, and Buyer shall not look to Seller or the Seller Parties in connection with any of the foregoing for any redress or relief; provided, however, that Buyer is not releasing Seller from any claims arising from Seller’s fraud or intentional misrepresentations (“Non-Released Claims”).  The release in this Section 4.3.3 shall be given full force and effect according to each of its expressed terms and provisions and shall apply to all Claims, regardless of whether such Claims are known or unknown, suspected or unsuspected.  Notwithstanding the foregoing, the waivers, releases and other matters set forth in this Section 4.3.3 shall not limit Buyer’s right to implead or otherwise seek joinder of Seller with respect to any claims for reimbursement or contribution arising from Non-Released Claims.

4.3.4 Buyer’s Knowledge.  Without limiting the generality of the release contained in Section 4.3.3 above, and notwithstanding anything in this Agreement to the contrary, neither Seller nor the Seller Parties shall have any liability whatsoever with regard to any matter of which Buyer or the Buyer Parties have actual knowledge (as defined in Section 5.1.4 below) prior to Closing.  By executing this Agreement, Buyer waives any such Claims; by Closing, Buyer shall be deemed to have waived any such Claims; and Buyer shall not be entitled to “reserve” any such Claims of which it or the Buyer Parties have actual knowledge at Closing.

4.3.5 Survival.  The provisions of this Section 4.3 shall indefinitely survive any Closing or termination of this Agreement.

Seller and Buyer each initial this Section 4.3 below to expressly acknowledge that the waivers, releases and other terms herein have been specifically negotiated and agreed upon and to further indicate their awareness and acceptance of each and every provision hereof.

Seller’s Initials:                                                      Buyer’s Initials:

4.4 Continued Access to the Property

.

4.4.1           Access.  Buyer and the Buyer Parties will have the right to enter the Real Property, at reasonable times and at their own risk and expense, through and including the Closing Date in order to confirm any existing or to conduct any further studies, inquiries, or investigations or to take inventories, survey areas, monitor conditions, prepare reports and otherwise prepare to take title to the Property, subject to the terms and conditions of this Section 4.4; provided, however, that Buyer’s purchase of the Property shall not be conditioned on the results of any such confirmation or additional studies.  Buyer shall not unreasonably interfere with the use of the Property by any existing tenant, licensee or other occupant of the Real Property under any Existing Lease (“Existing Occupants,” which definition shall not include LUT) or any tenant, licensee, or other occupant of the Property under any Lease entered into after the Effective Date as authorized herein (“New Occupant” and together with the Existing Occupants, “Occupants”).  Buyer shall not unreasonably interfere with Seller’s or its affiliates’ use of the Property.  Buyer shall not conduct any invasive or intrusive testing, studies, or investigations, such as a phase two environmental assessment, without Seller’s prior written consent.  Buyer shall provide Seller with reasonable prior written notice (or notice by electronic mail) of its desire to enter the Real Property for such purpose, which notice shall include a description of the activities to be performed and the areas of the Real Property to be accessed during such entry, and Buyer shall coordinate all such entry in advance with Cheryl Mauer, a representative of CP Management I, LLC, Seller’s Property Manager (“Property Manager”), or any other representative that Seller may designate from time to time in writing to Buyer.  Seller reserves the right to have Cheryl Mauer or any other representative of Seller or Property Manager present at all times during any such access, and Seller shall use commercially reasonable efforts to have such representative available on the next business day following Buyer’s request during normal business hours.  Buyer acknowledges that its access to certain Occupant spaces within the Real Property may be prohibited or limited by that Occupant’s Lease, or may require Buyer to execute a non-disclosure or confidentiality agreement.  Buyer agrees that it shall not have access to such spaces unless it complies with such limitations and executes any reasonable non-disclosure or confidentiality agreement as required by the Occupant.  As a condition of such entry, Buyer agrees to (a) obtain, carry and provide evidence to Seller of not less than Two Million and No/100 Dollars ($2,000,000.00) worth of commercial general liability insurance with a contractual liability endorsement insuring Buyer’s indemnity obligations hereunder, (b) pay when due all costs of activities performed by Buyer or the Buyer Parties in connection with such activities, (c) restore promptly any physical damage caused by such activities, and (d) defend, indemnify and save Seller and the Seller Parties harmless from any and all liabilities, costs, damages, expenses (including, but not limited to, attorneys’ fees and other professional fees and disbursements), claims, suits, actions, and losses of every name, kind and description by any person or entity as a result of or on account of any actual or alleged injuries or damages to persons or property received or sustained, or any liens filed against the Property (collectively, “Claims”) incurred by or made or brought against Seller or any of the Seller Parties which Claims in any way arise out of, in connection with, or as a result of the acts or omissions of Buyer or the Buyer Parties in exercising Buyer’s rights under this Section 4.4; provided that Buyer shall have no liability for any preexisting condition on the Property that is discovered during Buyer’s inspections, except to the extent that Buyer or any Buyer Party exacerbates any such preexisting condition.  Without limiting the generality of the foregoing, Buyer assumes all liability for actions brought by any of the Buyer Parties.  The obligations set forth in this Section 4.4 shall survive the expiration or any termination whatsoever of this Agreement and shall survive Closing.

4.4.2            [Intentionally Deleted].

ARTICLE 5.                      REPRESENTATIONS, WARRANTIES AND COVENANTS

5.1 Definitions

.  As used in this Agreement, including this Article 5:

5.1.1 The phrase “to Seller’s knowledge,” means the present, actual knowledge, without any duty of inquiry or investigation other than to review the accuracy of the representation and warranty with Cheryl Mauer, Seller's Property Manager, of (a) Hassan Natha, Chief Financial Officer of Seller and (b) Robert Dunlop, Executive Vice President-Operations of Seller.  Such persons have not undertaken or inquired into any independent investigation or verification of the matters set forth in any representation or warranty, including without limitation an investigation or review of any documents, certificates, agreements or information that may be in, or may hereafter come into, the possession of Seller or any of the Seller Parties.  Buyer acknowledges that the individuals named above are named solely for the purpose of defining and narrowing the scope of Seller’s knowledge and not for the purpose of imposing any liability on or creating any duties running from such individuals to Buyer.  Buyer covenants that it will not bring any action of any kind against such individuals related to or arising out of any representations and warranties made by Seller herein except in connection with any fraud action;

5.1.2 “Environmental Laws” means the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, the Superfund Amendments and Reauthorization Act of 1986, the Resource Conservation and Recovery Act, the Toxic Substance Control Act, and the Washington Model Toxics Control Act, all as amended, or any other similar state, local, or federal environmental law and any rules and regulations promulgated thereunder;

5.1.3 “Hazardous Materials” means any chemical, substance, material, controlled substance, object, condition, waste, living organisms or combination thereof that is or may be hazardous to human health or safety or to the environment due to its radioactivity, ignitability, corrosiveness, reactivity, explosivity, toxicity, carcinogenicity, mutagenicity, phytotoxicity, infectiousness or other harmful or potentially harmful properties or effects, including, without limitation, petroleum hydrocarbons and petroleum products, lead, asbestos, radon, polychlorinated biphenyls (PCBs) and all of those chemicals, substances, materials, controlled substances, objects, conditions, wastes, living organisms or combinations thereof that are listed, defined or regulated as of the Effective Date in any manner by any Environmental Law based upon, directly or indirectly, such properties or effects;

5.1.4 “Exception Matter” means (a) any matters disclosed by the Due Diligence Materials, (b) any matter of which Buyer or the Buyer Parties have actual knowledge prior to Closing, “actual knowledge” meaning anything clearly described in any written document given to or obtained by Buyer or the Buyer Parties in connection with the transactions contemplated in this Agreement, and (c) any waived misrepresentations (pursuant to Section 5.3); and

5.1.5 The phrases “commercially reasonable efforts” and “commercially reasonable steps” shall not impose any obligation to institute legal proceedings or to expend any monies therefor.

5.2 Seller’s Representations and Warranties

.  Seller represents and warrants the following to Buyer as of the Effective Date.  Each of such representations and warranties shall be deemed remade on and as of the Closing Date.

5.2.1 Due Formation and Authorization.  Seller is duly organized and validly existing under the laws of the State of Washington, is qualified to do business in the State of Washington, and has all requisite power, authority and legal right to execute, deliver and perform the terms of this Agreement.  This Agreement and all documents to be executed by Seller in connection herewith constitute, or will constitute when executed and delivered, valid and legally binding obligations of Seller enforceable in accordance with their terms.  Each individual executing this Agreement on behalf of Seller is duly authorized to do so.

5.2.2 Consent.  No consent, approval or authorization by any individual, entity, court, administrative agency or other governmental authority is required in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated herein by Seller other than those consents, approvals and authorizations that shall be obtained by Seller prior to Closing.  As of Closing, the consummation of the transactions contemplated by this Agreement will not result in a breach of, or constitute a default under any agreement or other instrument to which Seller is a party or by which Seller is bound or affected.

5.2.3 Existing Leases.  As of the Effective Date, there are no existing leases, occupancy licenses or other occupancy agreements affecting the Real Property to which Seller is a party except as set forth on EXHIBIT E attached hereto (collectively, “Existing Leases,” which definition shall not include the LUT Lease).  Seller has not given to or received from any Existing Occupant under any Existing Lease written notice of default where such default remains uncured as of the Effective Date, and to Seller’s knowledge there exists no continuing  Default (as defined in such Existing Lease) under any Existing Lease as of the Effective Date.  True, complete and correct copies of all Existing Leases and any amendments thereto were delivered or made available to Buyer prior to the Effective Date as a part of the Due Diligence Materials.  The rent roll attached as a part of EXHIBIT E represents, as of the Effective Date, true, complete and accurate information regarding the rent schedule, the amount of security deposits and letters of credit held by Seller and the amount of prepaid rent paid to or held by Seller for each Existing Lease.  There are no Leasing Costs (hereinafter defined) payable as of the Effective Date except as set forth on EXHIBIT E.

5.2.4 Service Contracts.  As of the Effective Date, there are no management, maintenance, service agreements pertaining to the Property to which Seller is a party except as set forth on EXHIBIT F attached hereto (“Existing Service Contracts”).  Seller has not given to or received from any party under any Existing Service Contract written notice of default where such default remains uncured as of the Effective Date, and to Seller’s knowledge there exists no continuing Default (as defined in such Existing Service Contract) under any Existing Service Contract as of the Effective Date.  True, complete and correct copies of all Existing Service Contracts and any and all amendments thereto were delivered or made available to Buyer prior to the Effective Date as a part of the Due Diligence Materials.

5.2.5 Litigation; Violation of Laws.  Seller has not received written notice of (a) any pending lawsuits affecting all or any material portion of Seller’s interest in the Property, (b) any pending judicial, municipal or administrative proceedings in eminent domain affecting all or any material portion of Seller’s interest in the Property, (c) except as described in the Due Diligence Materials, any violation of any term or condition of any  Permit, or (d) except as described in the Due Diligence Materials, any violation of law affecting all or any material portion of the Property, including, without limitation, any violation of any applicable fire, health, building, use, occupancy, or zoning laws or any other governmental regulation.

5.2.6 Environmental Reports.  A true and complete copy of the Phase I Environmental Site Assessment referenced in EXHIBIT G attached hereto (“Existing Environmental Reports”) was delivered or made available to Buyer prior to the Effective Date as a part of the Due Diligence Materials.

5.2.7 Environmental Condition.  Buyer acknowledges that (a) Seller and LUT have used and stored, currently use and store and will continue to use and store certain chemicals, substances and materials in their operations of the heliport that may be considered Hazardous Materials, including but not limited to fuel and (b) Seller has used and stored, currently uses and stores and will continue to use and store reasonable quantities of chemicals, substances and materials that may be considered Hazardous Materials as are customarily maintained on-site by office, data center/network operations center, broadcast, retail, media, carrier and co-location tenants and as may be reasonably necessary for Seller to conduct all normal operations conducted by Seller with respect to the Property.  Except as disclosed in the Existing Environmental Reports, any other Due Diligence Materials or this Section 5.2.7,  (a) Seller has not, as of the Effective Date, generated, manufactured, refined, transported, stored, handled, disposed of or released any Hazardous Material on, in, from or onto the Property and will not intentionally take any of the foregoing actions after the Effective Date and prior to Closing, except in compliance with all Environmental Laws (provided, however, that Seller makes no representation or warranty with respect to any of the foregoing by LUT or any Occupant), (b) Seller has not received any written notice from any governmental agency of any violation of any Environmental Laws at the Real Property that has not be corrected, (c) no action has been commenced to Seller's knowledge regarding the presence of any Hazardous Material on or about the Real Property, and (d) no above- or below-ground tanks used for the storage of any Hazardous Material are present on the Real Property, other than those described in the Existing Environmental Reports included as a part of the Due Diligence Materials.

5.2.8 Existing Guaranties and Warranties.  To Seller’s knowledge, all of the guaranties and warranties affecting the Property are referenced in EXHIBIT H attached hereto (“Existing Warranties”).

5.2.9 Special Assessments.  Except as noted in the Title Report to Seller’s knowledge, no special assessments have been levied against the Real Property and Seller has received no notice of any proposed special assessments that may be levied against the Real Property.

5.2.10 Foreign Person.  Seller is not a foreign corporation as defined in Section 1445 of the Internal Revenue Code of 1986, as amended (“IRC”).

5.2.11 ERISA.  Neither Seller nor Fisher Communications is an “employee benefit plan” within the meaning of 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), a “plan” within the meaning of Section 4975 of the IRC, or an entity deemed to hold “plan assets” within the meaning of 29 C.F. R. §2510.3-101 (as modified by Section 3(42) of ERISA of any such plan.

5.2.12 Patriot Act.

(a)            Seller is in compliance with the requirements of Executive Order No. 13224, 66 Fed. Reg. 49079 (Sept. 25, 2001) (the “Order”) and other similar requirements contained in the rules and regulations of the Office of Foreign Assets Control, Department of the Treasury (“OFAC”) and in any enabling legislation or other Executive Orders or regulations in respect thereof (the Order and such other rules, regulations, legislation, or orders are collectively called the “Orders”).

(b) To Seller’s knowledge, neither Seller nor any owner of more than 10% of the beneficial interests in Seller, nor, to Seller’s knowledge, any beneficial owner of Seller:

(i)           is listed on the Specially Designated Nationals and Blocked Persons List maintained by OFAC pursuant to the Order and/or on any other list of terrorists or terrorist organizations maintained pursuant to any of the rules and regulations of OFAC or pursuant to any other applicable Orders (such lists are collectively referred to as the “Lists”);

(ii)           is a person or entity who has been determined by competent authority to be subject to the prohibitions contained in the Orders; or

(iii)           is owned or controlled by, or acts for or on behalf of, any person or entity on the Lists or any other person or entity who has been determined by competent authority to be subject to the prohibitions contained in the Orders.

The above representations and warranties of Seller (other than any Exception Matter) shall survive the Closing Date for a period of twelve (12) months.  If Buyer fails to bring any Claim within such time period based on Seller’s breach of such representations and warranties (regardless of when the breach was discovered), such Claim shall be forever barred.

5.3 Incorrect Seller Representation or Warranty

.  If Buyer learns before the Closing Date that any representation or warranty of Seller herein is materially incorrect or materially misleading, Buyer shall notify Seller of such incorrectness within one (1) business day of Buyer’s discovery thereof, failing which the incorrect representation or warranty shall be deemed waived.  Upon timely receiving such notification, Seller shall have the right to take such action as necessary to render the incorrect representation or warranty correct.  If Seller fails to notify Buyer that Seller will take corrective action within one (1) business day of receiving Buyer’s notice, Buyer’s sole and exclusive remedy shall be to terminate this Agreement by giving notice to Seller within one (1) business day after Seller notifies Buyer that Seller will not take corrective action (or the expiration of Seller’s one (1) business day response period if Seller does not respond).  If Buyer terminates this Agreement pursuant to this Section 5.3, such termination shall have the same effect as a termination pursuant to Section 3.1.2.3 above (except the last sentence thereof).  Additionally, Seller shall pay Buyer, within five (5) business days after Buyer’s written notice demanding payment, the amount of Two Hundred Thousand and No/100 DOLLARS ($200,000.00) as liquidated damages (and not as a penalty) (“Liquidated Damage Payment”) for Seller’s breach of this Section 5.3, which payment shall be in lieu of, and as full compensation for, all other rights or Claims of Buyer against Seller by reason of such breach, and which payment the parties agree represents a fair estimation of Buyer’s potential damages, which would otherwise be difficult to ascertain.  If Buyer does not timely terminate this Agreement pursuant to this Section 5.3, the incorrect representation or warranty shall be deemed waived.

5.4 Buyer’s Representations and Warranties

.  Buyer hereby represents and warrants the following to Seller as of the Effective Date.  Each of such representations and warranties shall be deemed remade on and as of the Closing Date.

5.4.1 Due Formation and Authorization.  Buyer is duly organized and validly existing under the laws of the state of its formation, and has all requisite power, authority and legal right to execute, deliver and perform the terms of this Agreement.  This Agreement and all documents to be executed by Buyer in connection herewith constitute, or will constitute when executed and delivered, valid and legally binding obligations of Buyer enforceable in accordance with their terms.  Each individual executing this Agreement on behalf of Buyer is duly authorized to do so.

5.4.2 Consent.  No consent, approval or authorization by any individual or entity or any court, administrative agency or other governmental authority is required in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated by this Agreement by Buyer.  The consummation of the transactions contemplated by this Agreement will not constitute a breach of, or constitute a default under, any agreement or other instrument to which Buyer is a party or by which Buyer is bound or affected.

5.4.3 Patriot Act.

(a)            Buyer is in compliance with the requirements of the Order and other similar requirements contained in the rules and regulations of OFAC and in any enabling legislation or other Orders.

(b) Neither Buyer nor any owner of more than 10% of the beneficial interests in Buyer, nor, to Buyer’s knowledge, any beneficial owner of Buyer:

(i)           is listed on the Lists;

(ii)           is a person or entity who has been determined by competent authority to be subject to the prohibitions contained in the Orders; or

(iii)           is owned or controlled by, or acts for or on behalf of, any person or entity on the Lists or any other person or entity who has been determined by competent authority to be subject to the prohibitions contained in the Orders.

5.4.4 Buyer Affiliation.  Buyer is a limited liability company having Hines Global REIT Properties LP as its sole member.  Hines Global REIT Properties LP is the operating partnership for Hines Global REIT, Inc.

5.5 Seller’s Covenants.

5.5.1 Estoppel Certificates.  Seller agrees to request estoppel certificates from all of the Existing Occupants substantially in the form of EXHIBIT I-1 attached hereto (or in such other form as an Existing Lease may require) within two (2) business days after the Effective Date.  Seller shall use commercially reasonable efforts to obtain completed estoppel certificates from Existing Occupants generating or that will generate, collectively with Fisher Communications under the Fisher Lease, at least eighty percent (80%) of the rental revenue of the Property (the “Threshold Estoppels”) (except that Seller shall have no obligation to pay any sums to any Existing Occupants in connection with its efforts).  Upon Buyer’s request, Seller shall provide updates on the status of the estoppel certificates.  If Seller is unable to obtain such estoppel certificates from Existing Occupants by November 29, 2011 (unless Buyer has extended the Closing Date to December 15, 2011 in accordance with Section 7.1 below, then by December 15, 2011) after using the efforts described herein, then Seller may complete and execute estoppel certificates at Closing as “Landlord,” substantially in the form of EXHIBIT I-2 attached hereto, for such Existing Occupants (but not for the Existing Occupants listed on Schedule 1 of EXHIBIT I-1, unless Seller has extended the Closing Date to December 30, 2011 pursuant to Section 7.1 below) and, in this event, such “Landlord” estoppels shall be deemed Threshold Estoppels.

5.5.2 Leases.  From the Effective Date until the Closing Date, Seller shall comply with the terms and conditions of all Existing Leases in all material respects.  From the Effective Date until the Closing Date, Seller shall not execute any additional lease, occupancy license or other occupancy agreement or amend, modify, renew, extend or terminate any of the Existing Leases in any material respect without the prior approval of Buyer, which approval shall not be unreasonably withheld or conditioned, provided that Seller acknowledges that it shall be reasonable to withhold consent if Seller’s proposed action does not fit with Buyer’s preferred leasing parameters, financial standards, or  anticipated use of the Property after Closing.  Buyer shall be deemed to have approved any proposed additional agreement or lease modification if it neither approves nor rejects the same within one (1) business day after Seller’s written notice to Buyer requesting the same.  If Seller executes any such additional agreement or modification without Buyer’s approval or deemed approval, Buyer shall have the right, as its sole and exclusive remedy, to terminate this Agreement effective upon written notice to Seller, whereupon such termination shall have the same effect as a termination pursuant to Section 3.1.2.3 above (except the last sentence thereof).  Additionally, Seller shall pay Buyer, within five (5) business days after Buyer’s written notice demanding payment, the Liquidated Damage Payment.  Notwithstanding anything herein to the contrary, Seller shall have the right to execute any document necessary to reserve to itself at Closing the LUT Lease, including any assignment, modification or subordination agreements necessary to effectuate the same, all as more particularly described in Section 5.6 below.

5.5.3 Service Contracts and Warranties.  Buyer may request, by giving written notice to Seller delivered within two (2) calendar days of the Effective Date, that any of the Existing Service Contracts that can be terminated on sixty (60) days’ notice or less be terminated as of Closing to the extent possible.  Buyer shall assume all Existing Service Contracts that cannot be terminated upon sixty (60) days’ notice or less and all other Existing Service Contracts not identified in Buyer’s notice to be terminated.  Seller shall use commercially reasonable efforts to cause any Existing Service Contract identified by Buyer to be terminated upon the Closing or as soon as possible thereafter (and this Section 5.5.3 shall survive Closing if necessary for the foregoing purpose).  Seller shall assign its interest in any assignable Service Contracts (not terminated pursuant to the foregoing sentences) and any assignable Existing Warranties to Buyer at Closing and Buyer shall assume Seller’s obligations thereunder.  To the extent any such assignment requires the consent of the other party to the Service Contract or Existing Warranty, Seller shall use commercially reasonable efforts to obtain such consent prior to the Closing, but a failure to obtain such consent shall not be a Seller default under this Agreement.  If any such consent is not obtained prior to the Closing, Seller agrees to use commercially reasonable efforts to help Buyer obtain such consent after the Closing Date (and this Section 5.5.3 shall survive Closing if necessary for the foregoing purpose).  If Seller must pay any consideration as a condition to the termination of any Service Contract requested by Buyer (including any termination fee of more than One Thousand Dollars ($1,000.00)), or as a condition of any consent necessary to assign a Service Contract or any Existing Warranty hereunder, Seller shall have no obligation to incur any such expense or pay any such consideration, unless Buyer agrees to reimburse Seller for such expense or payment.

From the Effective Date until the Closing Date, Seller shall not amend any of the Existing Service Contracts or become a party to any new service contracts without the prior approval of Buyer, which approval shall not be unreasonably withheld or conditioned, and Seller further covenants that any new service contracts shall be terminable on not more than thirty (30) days notice.  Buyer shall be deemed to have approved any proposed amendment or new contract if it neither approves nor rejects the same within one (1) business day after Seller’s written notice to Buyer requesting the same.  If Seller executes any such amendment or new service contract without Buyer’s approval or deemed approval, Buyer shall have the right, as its sole and exclusive remedy, to terminate this Agreement effective upon written notice to Seller, whereupon such termination shall have the same effect as a termination pursuant to Section 3.1.2.3 above (except the last sentence thereof).  Additionally, Seller shall pay Buyer, within five (5) business days after Buyer’s written notice demanding payment, the Liquidated Damage Payment.

5.5.4 Permits.  From the Effective Date until the Closing Date, Seller shall not terminate, allow to lapse or amend in any material way any of the Permits without the prior approval of Buyer, which approval shall not be unreasonably withheld or conditioned; provided however, that if any such action is necessary for the continued operation of the Property, such action shall be deemed approved and Seller further covenants not to voluntarily terminate any existing Permit.  Buyer shall also be deemed to have approved any proposed termination, lapse or amendment if it neither approves nor rejects the same within one (1) business day after Seller’s written notice to Buyer requesting the same.  If Seller terminates, allows to lapse or amends any Permit without Buyer’s approval or deemed approval, Buyer shall have the right, as its sole and exclusive remedy, to terminate this Agreement effective upon written notice to Seller, whereupon such termination shall have the same effect as a termination pursuant to Section 3.1.2.3 above (except the last sentence thereof).  Additionally, Seller shall pay Buyer, within five (5) business days after Buyer’s written notice demanding payment, the Liquidated Damage Payment.

All Transferable Permits shall be transferred to Buyer by a General Assignment at Closing pursuant to Section 7.2 below.  With respect to the Process Permits, Seller shall take commercially reasonable steps to obtain all necessary approvals and take commercially reasonable steps to transfer the Process Permits to Buyer on or before the Closing Date, provided that failure to obtain such approvals or complete such transfers shall not be deemed a Seller default under this Agreement.  Instead, if any such approvals are not obtained or transfers completed prior to the Closing, Seller agrees to use commercially reasonable efforts to help Buyer obtain such approvals and complete such transfers after the Closing Date or to help Buyer obtain new or replacement permits if such approvals cannot be obtained or if such transfers cannot be completed (and this Section 5.5.4 shall survive Closing if necessary for the foregoing purpose).

5.5.5 Other Encumbrances.  Except as authorized herein, after the Effective Date, Seller shall not cause or create any new encumbrances that may affect title to the Property after the Closing Date.

5.5.6 Operation and Maintenance of Property.  Between the Effective Date and the Closing Date, Seller shall (a) operate the Property  in substantially the same manner in which Seller operated the Property immediately prior to the Effective Date (although Seller shall not have an obligation to purchase, lease or install prior to Closing any capital improvements or to incur other expenditures not incurred in the ordinary course of business unless required by any of the Existing Leases), and (b) maintain the Property in substantially its present order and condition, reasonable wear and tear excepted and subject to casualty and condemnation.

5.5.7 Insurance.  Until the Closing, Seller shall keep the Property insured against fire, vandalism and other loss, damage and destruction to the same extent as it has customarily insured the same.  Seller’s insurance policies shall not be assigned to Buyer at Closing; Buyer shall be obligated to obtain its own insurance coverage from and after Closing.

5.5.8 Plaza Systems.  Buyer acknowledges that Seller and its affiliates currently provide, as a convenience, to various Occupants in the Buildings (a) certain telecommunications services to accommodate such Occupants’ telephone, facsimile and similar needs and (b) certain wireless network services to accommodate such Occupants’ wireless needs.  Various equipment, lines, infrastructure and other appurtenances thereto are installed in both Buildings to provide such telecommunications services (collectively, “Plaza Telecom System”) and various equipment, lines, routers, infrastructure and other appurtenances are installed in both Buildings to provide such wireless services (collectively, “PlazaNet System”).  Seller shall have the right to continue providing both services to Occupants’ after the Closing Date for a period of up to twelve (12) months (“Transition Period”) in order to provide reasonable notice to Occupants that such systems will be shut down and to provide a reasonable opportunity for Occupants to secure replacement services.  The foregoing shall not impose any obligation on Seller to continue providing either service, and Seller may elect, in its sole discretion, to discontinue providing either or both services to any or all Occupants at any time after the Closing Date.  Seller shall also have the right, but not the obligation, to continue using one or both of such systems during and after the Transition Period for the business operations of Seller and its affiliates until such time as Seller and its affiliates no longer require use of such systems.  If Seller elects to continue providing one or both of such services to Occupants after Closing or elects to continue using one or both of such systems after Closing, Seller shall remain responsible for operating, maintaining and repairing the Plaza Telecom System and PlazaNet System (as applicable) until the same are completely shutdown, at which time Seller shall not be required to remove either system, but shall be allowed to leave both systems in place (or, at Seller’s or its affiliates’ election, to decommission and remove the same).  Seller acknowledges that both services produce only nominal income after deducting the operational costs associated with the same; however, Buyer agrees that in consideration of any continued operations of such services for the convenience of the Occupants and Seller’s continued responsibility therefor, Seller shall be entitled to retain any such income earned during any Transition Period.  This Section 5.5.8 shall survive Closing

5.5.9  Project Cabling.  Seller and Buyer hereby acknowledge that portions of the building management control systems for the Buildings and security system for the Project utilize structured cabling located within the premises demised by the Fisher Lease (“Security Lines”).  Additionally, certain Existing Leases authorize certain Existing Occupants to use cabling installed and used by Seller or its affiliates throughout the Project (to the extent used by Existing Occupants, “Connection Lines,” and together with the Security Lines, “Shared Lines”).  The parties shall reasonably cooperate with one another in good faith to reroute Security Lines outside of the Premises demised by the Fisher Lease and to identify and separate any Connection Lines from those lines, cables and other conduits that will continue to be used by Seller and its affiliates after Closing as soon as practicable after Closing (but in no event later than six (6) months thereafter, unless Seller has failed to reasonably cooperate in good faith with respect to the rerouting and separation, in which case, the six (6) month period shall be extended as reasonably necessary to complete such work).  The parties acknowledge that it may be more cost effective to install new lines for either or both of the foregoing purposes.  The parties shall equally share in the actual, out-of-pocket third party costs of rerouting and separating the Shared Lines (and/or installing new lines); provided, however, that Buyer shall bear the first Ten Thousand and No/100 Dollars ($10,000.00) of such costs and Seller shall bear the next Forty Thousand and No/100 Dollars ($40,000.00) of such costs.  Until the earlier of six (6) months after Closing (unless Seller has failed to reasonably cooperate in good faith with respect to the rerouting and separation, in which case, the six (6) month period shall be extended as reasonably necessary to complete such work) or such date that all Shared Lines can be rerouted and separated (or new lines installed), Seller shall indemnify Buyer for any Claims that arise out of any damage to such Shared Lines to the extent caused by Seller and its affiliates; provided, however, that if Seller or its affiliates cease use of any Connection Lines at any time, Seller shall notify Buyer of the same (which notice shall include sufficient detail regarding the location of the applicable Connection Lines as to make them readily identifiable by Buyer) and Buyer shall immediately become the owner thereof and responsible therefor.  Any Connection Lines that will be used by Seller or its affiliates after Closing shall be retained by Seller until Seller ceases use thereof.  All other Shared Lines that will not be used after Closing by Seller or its affiliates shall immediately become the property and responsibility of Buyer.

5.6 Buyer’s Covenants

.  Buyer acknowledges that Seller is reserving to itself at Closing the LUT Lease, assigning the LUT Lease to Fisher Communications and subordinating the LUT Lease to the Fisher Lease, such that the LUT Lease will become a sublease of the Fisher Lease; however, Seller confirms that the portion of the Property demised by the LUT Lease is being transferred to Buyer as part of the Real Property and then being leased to Fisher Communications.  If requested by Seller, Buyer shall promptly (and, if requested, before the Closing Date) execute any and all reasonable modification or subordination agreements between Fisher (or its affiliates) and LUT to effectuate the foregoing.  Buyer further agrees that, if Seller does not request any such agreements, then in the event that the Fisher Lease is terminated for any reason before the expiration of the LUT Lease, Buyer shall not disturb LUT’s occupancy under the LUT Lease and shall execute all documents necessary to allow such continued occupancy under the same terms and conditions contained in the LUT Lease, so long as LUT is not in default under the LUT Lease beyond any applicable notice and cure periods.   This Section 5.6 shall survive Closing.

5.7 Leaseback of Fisher Occupied Space

.  As a material part of Seller’s willingness to sell the Property to Buyer, Seller has required that Buyer lease back to Fisher Communications the Fisher Occupied Space and the other space and rights at the Real Property described as follows: (a) exclusive possession of the heliport located on the rooftop of Fisher Plaza East, (b) the right to continue using the existing dishes and antennas on the rooftop of the Buildings that Seller and its affiliates have located thereon as of the Effective Date and the right to install such additional satellite dishes and antennas as Seller and its affiliates may reasonably require to accommodate their future operational needs, all without interference from future users of such rooftop space, (c) the right to continue using parking stalls in the Parking Structure, (d) the right to continue using storage space in the Parking Structure for Fisher Communication’s and its affiliates’ continued storage needs and the housing of refueling and support facilities associated with the heliport, and (e) the ability to maintain naming rights over Fisher Plaza and the Buildings, all as outlined in the Fisher Lease, the Rooftop Easement and the Storage Space Agreement (all defined below).  For the foregoing purposes and in full satisfaction of the foregoing obligation, Buyer and Fisher Communications shall enter into (x) a lease at Closing in the form of EXHIBIT J attached hereto (“Fisher Lease”) to lease back the Fisher Occupied Space and to grant the rights described in clauses (c) and (e) above, a memorandum of which shall be recorded at Closing in a form mutually agreed upon by the parties (“Fisher Lease Memo”), (y) an easement at Closing in the form of EXHIBIT K attached hereto (“Rooftop Easement”) to grant and protect the heliport and rooftop rights described in clauses (a) and (b) above, and (z) a separate agreement to use the storage space described in clause (d) above, the form of which is attached to the Fisher Lease (“Storage Space Agreement”).  Neither party shall make any modifications to the form of Fisher Lease or the form of Rooftop Easement attached hereto after the Effective Date without the prior written consent of the other party hereto.

ARTICLE 6.                      CONDITIONS TO CLOSING

6.1 Seller’s Conditions to Closing

.  Seller’s obligation to close the transactions contemplated by this Agreement is conditioned on all of the following, any or all of which may be waived by Seller in writing, at its sole option:

6.1.1 All representations and warranties made by Buyer in this Agreement shall be true and correct in all material respects on and as of the Closing Date, as if made on and as of such date, except to the extent they expressly relate to an earlier date and except for those already qualified by materiality that shall be true and correct in all respects; and

6.1.2 Buyer shall have delivered Buyer’s Closing Payment and all of the documents required to be executed by Buyer into Escrow as required, and Buyer shall have performed in all material respects all of its other obligations hereunder required to be performed by the Closing Date, and complied with all conditions, required by this Agreement to be performed or complied with by Buyer at or prior to the Closing.

6.2 Buyer’s Conditions to Closing

.  Buyer’s obligation to close the transactions contemplated by this Agreement is conditioned on all of the following, any or all of which may be waived by Buyer in writing, at its sole option:

6.2.1 All representations and warranties made by Seller in this Agreement shall be true and correct in all material respects on and as of the Closing Date, as if made on and as of such date, except to the extent they expressly relate to an earlier date and except for those already qualified by materiality that shall be true and correct in all respects, and except to the extent of any Exception Matter;

6.2.2 Seller shall have executed and delivered all of the documents required to be delivered by Seller hereunder into Escrow, and shall have materially performed all of its other obligations hereunder required to be performed by the Closing Date, and complied with all conditions required by this Agreement to be performed or complied with by Seller at or prior to the Closing;

6.2.3 Buyer has received (a) evidence that Seller has sent notices of termination on all Existing Service Contracts required to be terminated pursuant to the terms of Section 5.5.3 (provided that that actual termination may occur after Closing) and (b) confirmation that Seller has sent termination notices to terminate any property management agreements for the Property in effect as of the Effective Date (provided that actual termination may occur after Closing);

6.2.4 Buyer has received estoppel certificates from the Existing Occupants listed on Schedule 1 of EXHIBIT I-1 or has otherwise received Threshold Estoppels in accordance with the requirements of Section 5.5.1 above or Section 7.1 below; and

6.2.5 Title Company shall be irrevocably committed to issue Buyer’s Policy and Title Company is irrevocably bound and committed to issue extended coverage, subject only to the payment of the applicable costs therefor and the delivery of the required documents from Seller.

In the event of the failure of any of Buyer’s conditions to close hereunder, Buyer shall have the right to terminate this Agreement and such termination shall have the same effect as a termination pursuant to the last sentence of Section 3.1.2.3.

ARTICLE 7.                      CLOSING

7.1 Closing Procedure

.  The transaction contemplated in this Agreement will be closed (“Closing”) in Escrow by Escrow Agent on December 1, 2011 (“Closing Date”); provided, however, Buyer shall have the right to unilaterally extend the Closing Date to December 15, 2011 if Buyer has not received the Threshold Estoppels upon delivery of written notice to Seller and Escrow Agent no later than November 29, 2011 and payment of the Extension Deposit as required below.  Upon receiving such notice, Seller shall open a separate escrow account with Title Company and notify Buyer thereof (which may occur by email).  Buyer shall thereafter deposit an extension fee into such separate account in the amount of Twenty Million and No/100 Dollars ($20,000,000.00) (“Extension Deposit”) by the end of the next business day following Buyer’s receipt of Seller’s notice, which Extension Deposit shall be non-refundable except as expressly provided herein and shall represent additional consideration for Seller’s extension of the Closing Date.  Failure to timely make such Extension Deposit or otherwise timely close shall constitute a material breach of this Agreement.  The Extension Deposit shall be considered separate and apart from the “Deposit” for all purposes hereunder, but shall be applicable to the Purchase Price at Closing.  In addition to the foregoing, Seller shall have the right, upon delivery of written notice to Buyer and Escrow Agent, to unilaterally extend the Closing Date to December 30, 2011 if Seller has not been able to obtain estoppel certificates from the Existing Occupants listed on Schedule 1 of EXHIBIT I-1; provided, however, that if Seller sooner obtains such estoppel certificates, Closing shall occur as soon as practicable thereafter.  Notwithstanding anything in this Agreement to the contrary, if Seller has extended the Closing Date and made the efforts required herein to obtain estoppel certificates from the Existing Occupants listed on Schedule 1 of EXHIBIT I-1, then Closing shall occur on December 30, 2011 regardless of whether Seller has obtained such estoppel certificates.  If the transaction contemplated by this Agreement fails to close by the Closing Date (as may be extended as noted above), this Agreement, and all of Buyer’s rights with respect to the acquisition of the Property, shall terminate, the parties shall have the rights and obligations as provided in Article 9, and upon request, Escrow Agent shall return to the parties, respectively (except as otherwise provided herein), the documents and funds deposited into Escrow.

7.2 Deposits into Escrow

.

7.2.1 By Seller.  At least one (1) business day prior to the Closing Date, Seller shall deposit into Escrow (except as noted below):

(a) The original Deed in the form of EXHIBIT L attached hereto, duly executed by Seller and acknowledged;

(b) Two (2) original counterparts of a Bill of Sale in the form of EXHIBIT M attached hereto, duly executed by Seller, with respect to the Tangible Personal Property, if any (“Bill of Sale”);

(c) Two (2) original counterparts of an Assignment and Assumption Agreement in the form of EXHIBIT N attached hereto, duly executed by Seller and acknowledged, with respect to the Leases and Service Contracts (“Assignment and Assumption Agreement”);

(d) Two (2) original counterparts of a General Assignment in the form of EXHIBIT O attached hereto, duly executed by Seller, with respect to the Intangible Personal Property, Existing Warranties and Transferable Permits (“General Assignment”);

(e) Two (2) original counterparts of the Fisher Lease, executed by Seller and acknowledged;

(f) Two (2) original counterparts of the Fisher Lease Memo, executed by Seller and acknowledged;

(g) Two (2) original counterparts of the Rooftop Easement, executed by Seller and acknowledged;

(h) Two (2) original counterparts of the Storage Space Agreement, executed by Seller and acknowledged;

(i) An affidavit that satisfies the requirements of Section 1445 of the IRC, and the regulations thereunder;

(j) A counterpart of a notice to each Occupant at the Real Property in the form of EXHIBIT P attached hereto, executed by Seller and delivered outside of Escrow to Buyer, which Buyer shall countersign and deliver directly to the Occupants immediately following Closing;

(k) Two (2) original counterparts of a real estate excise tax affidavit (“REETA”), duly executed by Seller;

(l) Two (2) original counterpart of the Reimbursement Agreement in the form substantially attached hereto as EXHIBIT Q (“Reimbursement Agreement”), executed by Seller; and

(m) One (1) original counterpart of any customary affidavits and other documents as may be reasonably required by the Title Company to consummate the transaction contemplated by this Agreement, including a customary seller’s affidavit, all in forms reasonably approved in advance by Seller.

7.2.2 By Buyer.  At least one (1) business day prior to the Closing Date, Buyer shall deposit into Escrow:

(a) Buyer’s Closing Payment, as required in Section 2.2.2;

(b) Two (2) original counterparts of the Assignment and Assumption Agreement duly executed by Buyer and acknowledged;

(c) Two (2) original counterparts of the General Assignment duly executed by Buyer;

(d) Two (2) original counterparts of the Fisher Lease, executed by Buyer and acknowledged;

(e) Two (2) original counterparts of the Fisher Lease Memo, executed by Buyer and acknowledged;

(f) Two (2) original counterparts of the Rooftop Easement, executed by Buyer and acknowledged;

(g) Two (2) original counterparts of the Storage Space Agreement, executed by Buyer and acknowledged;

(h) Two (2) original counterparts of a REETA, duly executed by Buyer; and

(i) Two (2) original counterparts of the Reimbursement Agreement, duly executed by Buyer.

7.2.3 Other Documents.  Seller and Buyer shall each deposit such other instruments and funds as are reasonably required by Escrow Agent or otherwise required to close the sale of the Property in accordance with the terms of this Agreement.

7.3 Closing Costs and Other Expenses

.  The expenses and costs of the transactions contemplated herein shall be paid as follows:

7.3.1 Advisors.  Except as otherwise provided herein, each party hereto will pay all of its own expenses incurred in connection with this Agreement and the transactions contemplated hereby, including, without limitation, (a) all costs and expenses stated herein to be borne by such party and (b) all of its own respective accounting, legal, Advisor and appraisal fees.

7.3.2 Seller’s Expenses.  Seller shall pay (a) all real estate excise taxes, (b) the cost of an ALTA owner’s standard coverage policy of title insurance, (c) the cost of any Seller’s Policy requested by Seller, and (d) one-half ( 1/2) of any escrow fees.

7.3.3 Buyer’s Expenses.  Buyer shall pay all costs, expenses and fees incurred in connection with all of Buyer’s due diligence performed in connection with the Property.  Buyer shall also pay (a) all premiums associated with any extended coverage title insurance or title endorsements requested by Buyer, (b) all fees for recording the Deed and any other conveyance documents, (c) all use tax imposed on the transfer of all personal property (tangible or intangible) and (d) one-half (1/2) of any escrow fees.

7.3.4 Escrow and Other Expenses.  All other Closing costs, if any, shall be borne by the parties in accordance with the local customs of King County, Washington.

7.4 Prorations

.  The following items and any other items customarily prorated in similar transactions shall be adjusted and apportioned by credits to the appropriate party noted in the Proration Statement (defined in Section 7.4.10 below) as of the Closing Date (unless otherwise specified below), it being hereby acknowledged and agreed, that all items of income and expense for the period prior to the Closing Date shall be for Seller’s account and all items of income and expense for the period from and after the Closing Date shall be for Buyer’s account.

7.4.1 Taxes.  General real estate taxes, personal property taxes and ad valorem taxes (collectively, “taxes”) for periods on or before the Closing Date shall be prorated as follows: Buyer shall receive, at Closing, a credit for the portion of taxes paid by Buyer for the period between July 1, 2011 and December 31, 2011 during which Seller owned the Property (computed on a per diem basis).  Seller shall be responsible for all taxes attributable to any year or portion thereof on or before June 30, 2011.  No taxes payable in any year other than 2011 shall be prorated unless Closing occurs in any other year.  Buyer shall be responsible for the payment of all taxes that become due and payable from and after the Closing Date, regardless of the period for which such taxes are assessed.  The proration of taxes at Closing under this Section 7.4.1 shall be final.

7.4.2 Income and Expenses.  Except as otherwise set forth herein, income from the Property other than rents described below, and ordinary operating expenses incurred by Seller with respect to the Property, shall be prorated between Seller and Buyer as of 11:59 p.m. on the day immediately prior to the Closing Date (“Pro-Ration Date”).  Seller shall be entitled to such income and responsible for such expenses through the Pro-Ration Date and Buyer entitled to such income and responsible for such expenses after the Pro-Ration Date.  Such expenses include, without limitation, utility charges, the cost of Service Contracts assigned at Closing to Buyer, and sewer, janitorial, cleaning and maintenance costs.  Insurance shall not be prorated as Seller shall terminate its insurance with respect to the Property as of the Closing Date and Buyer shall thereafter be responsible for its own insurance.

7.4.3 Fixed and Delinquent Rents.  Rents under the Leases, including fixed rent, storage fees, license fees, use fees and all other similar income (collectively, “Fixed Rents”), shall be addressed in the manner set forth in this Section 7.4.3.  All prepaid Fixed Rents for any period after the Pro-Ration Date shall be credited to Buyer at Closing.  All collected Fixed Rents for the month in which the Closing occurs shall be prorated as of the Pro-Ration Date.  All Fixed Rents and any Percentage Rent and Expense Reimbursements (defined below) (collectively, “Rents”) that are due but uncollected as of the Closing Date (“Delinquent Rents”) shall not be prorated at Closing but shall be paid to the party entitled to receive such Delinquent Rents upon receipt of the same by either Seller or Buyer after Closing.  Buyer agrees to use commercially reasonable efforts to collect Delinquent Rents from each Occupant remaining in possession of its space under a Lease.  Any and all amounts received by Buyer or Seller after the Closing Date from any party owing Delinquent Rents shall be paid and applied as follows: first, to Buyer’s or Seller’s reasonable collection costs, as applicable (including reasonable attorneys’ fees) incurred; second, to Buyer for Rents due for the then current month; third, to Buyer for due but unpaid Rents accruing after the Closing Date, to be applied in the inverse order as incurred (i.e., the most recently incurred Rents paid first); fourth, to Delinquent Rents for the month in which the Closing occurs (which sums shall, upon such collection, be prorated between Seller and Buyer as though collected prior to Closing); and finally, to Seller for Delinquent Rents for the period before the month of Closing.  After Closing, Seller shall be permitted to commence or pursue any legal proceedings against any Occupant for Delinquent Rents due before Closing, but in no event shall Seller threaten eviction of such Occupant or the termination of such Occupant’s underlying Lease.

7.4.4 Percentage Rents.  If any Occupant is obligated to pay percentage rent or overage rent (“Percentage Rent”) under any of the Leases based upon the calendar year or lease year in which Closing occurs (“Percentage Rent Year”), such Percentage Rent received by Seller for the month in which Closing occurs shall be prorated between Seller and Buyer as of the Pro-Ration Date.  Buyer shall, within thirty (30) days after receipt by Buyer from an Occupant of any Percentage Rent with respect to the Percentage Rent Year, remit to Seller funds such that Seller will have received that portion that is equal to the number of days that elapsed between the commencement date of the Percentage Rent Year for such Occupant and the Closing Date, over the total number of days in such Percentage Rent Year.  If Seller has received payments of Percentage Rent based on the Percentage Rent Year in which Closing occurs in excess of its respective share as calculated as set forth above in this Section 7.4.4, then Seller shall promptly pay such excess to Buyer.  If Seller has received payments of Percentage Rent based on the Percentage Rent Year in which Closing occurs below its respective share as calculated as set forth above in this Section 7.4.4, then Buyer shall promptly pay such deficiency to Seller.  All Percentage Rent payments that are due but uncollected as of the Closing Date shall not be prorated at Closing, but shall be considered Delinquent Rents.

7.4.5 Security Deposits.  Seller shall be entitled to keep, and Buyer shall be entitled to a credit against the Purchase Price for, the total sum of all cash security deposits reflected as owing in the Leases that are held by Seller as of Closing.  Buyer hereby assumes the obligation to return any cash security deposits to such Occupant to the extent that such deposits are not applied in accordance with the terms of such Occupant’s Lease, and hereby agrees to indemnify, defend, protect and hold harmless Seller from any claims asserted by any Occupants with respect to such security deposits to the extent credited to Buyer at Closing.  Seller shall use commercially reasonable efforts to transfer to Buyer before Closing any security deposits in the form of a letter of credit and the parties shall share equally the cost of any transfer fees or other charges required in connection with same.

7.4.6 Other Tenant Charges.  Any amounts payable by the Occupants under the Leases for taxes, common area expenses, operating expenses, or any other additional rent and charges of a similar nature relating to the Real Property (“Expense Reimbursements”), if any, shall be prorated as of the Pro-Ration Date with Seller retaining rights to Expense Reimbursements relating to periods on or before the Pro-Ration Date and Buyer being entitled to Expense Reimbursements relating to periods after the Pro-Ration Date.  If the Expense Reimbursements are required to be reconciled by the landlord at the end of the calendar year or other specified time period, Buyer shall perform such reconciliation as and when required and shall deliver a copy thereof to Seller.  In such event, Seller shall reimburse Buyer, or Buyer shall reimburse Seller, as appropriate, for any amounts that such party is responsible to pay or is entitled to receive as the result of any underpayments or overpayments and based on the timing of the collection of Expense Reimbursements.  All Expense Reimbursements that are due but uncollected as of the Closing Date shall not be prorated at Closing, but shall be considered Delinquent Rents.

7.4.7 Utilities.  Buyer and Seller shall arrange for all accounts for services at the Property for which fees are based on usage (such as utilities, gas, fuel, water) (“Utilities”) to be transferred to Buyer’s name as of Closing.  If it is not possible to so transfer such accounts to Buyer’s name, Seller shall close the same and Buyer shall be responsible for opening its own respective account for such Utility.  Seller shall arrange for a billing of all Utilities for all services used up to the Pro-Ration Date and shall pay the resultant bills.  If it is not possible to arrange for a measurement of usage as of the Pro-Ration Date, Seller and Buyer shall prorate the period between the measurement of usage closest to the Pro-Ration Date using the most recent bill as an estimate.  The parties shall thereafter perform a final proration calculation in accordance with Section 7.4.11.

7.4.8 Leasing Costs.  Seller agrees to pay or discharge at or prior to Closing all brokerage commissions, costs of tenant improvements, legal fees and other costs and expenses (collectively, “Leasing Costs”) that become due and payable with respect to the Existing Leases before Closing (which may be credited to Buyer at Closing); provided, however, that Seller shall have no obligation to pay, and as of the Closing, Buyer shall assume the obligation to pay, (a) all other Leasing Costs payable with respect to the Existing Leases and any options to renew, options to expand, or similar rights therein that have not been exercised as of the Closing Date, except as otherwise noted in Schedule 1 to EXHIBIT E, and (b) all Leasing Costs incurred with respect to any Leases and renewals, extensions, expansions, or similar rights therein and amendments thereto and terminations thereof approved by Buyer and executed subsequent to the Effective Date.  If prior to the Closing Seller has paid any of the Leasing Costs that Buyer is obligated to pay pursuant to this Section 7.4.8, then at Closing Buyer shall reimburse Seller through Escrow for such costs so paid by Seller.

7.4.9 Parking Structure Income.  Daily revenues and monthly fees and revenues from and expenses of the Parking Structure will be prorated as of the Pro-ration Date and shall be added to or deducted from the Purchase Price with Seller allocated all such fees, revenues and expenses allocable to the period before the Pro-ration Date and Buyer allocated the portion of such fees, revenues and expenses allocable to any period from and after the Pro-ration Date.

7.4.10 Prorations Statement.  As soon as reasonably practical after the Effective Date, Seller shall prepare a statement containing all of the prorations of fees, income, revenues and expenses required hereunder for Buyer’s review, and Seller shall provide any backup documentation for the items in such statement as reasonably requested by Buyer.  If Buyer has any objections to such statement, the parties shall each cooperate with the other diligently, promptly and in good faith to resolve such objections; provided, however that the parties shall endeavor to agree upon and deliver a final statement (“Proration Statement”) to Escrow Agent no later than one (1) business day before the Closing Date.

7.4.11 Post Closing Adjustments.  Any fees, income, revenues or expenses that cannot be ascertained with certainty as of the Pro-Ration Date shall be prorated as of the Pro-Ration Date on the basis of the parties’ reasonable estimates of such amounts based on the best data then available, and such items prorated on the basis of estimates hereunder shall be the subject of a final proration calculation as soon thereafter as the precise amounts can be ascertained, but in no event later than twelve (12) months after the Closing Date; provided, however, to the extent that one or more Occupant audits of such items occur on or after the Closing Date, the parties agree to make further adjustments after each such audit to the related prorations as soon as possible thereafter (which adjustments shall include applicable attorney’s fees and costs and applicable audit costs and fees).  Seller and Buyer shall each cooperate with the other diligently and promptly to correct any errors in computations made hereunder based on estimates or imprecise information, including providing or making available all reports, records and other information as the case may reasonably require, and shall promptly pay to the party entitled thereto any refund, credit or other payment necessary to comply with this Section 7.4 on demand therefor.

7.4.12 Survival.  The provisions of this Section 7.4 shall survive Closing.

7.5 Closing of Escrow

.

7.5.1 Instructions.  Escrow Agent is hereby instructed to record the Fisher Lease Memo and the Rooftop Easement immediately after recording the Deed.  The parties hereto may submit to Escrow Agent any other reasonable closing instructions, so long as such instructions are not contrary to the terms of this Agreement.

7.5.2 Reporting Requirements.  Escrow Agent shall comply with all applicable federal, state and local reporting and withholding requirements relating to the close of the transactions contemplated herein.  Without limiting the foregoing, pursuant to Section 6045 of the IRC, Escrow Agent shall be responsible for complying with the Tax Reform Act of 1986 with regard to reporting all settlement information to the Internal Revenue Service.

7.6 Possession

.  Subject to all Leases, the Fisher Lease, the Rooftop Easement and the Permitted Exceptions, possession of the Property shall be delivered to Buyer upon Closing.  To the extent that they are then still in Seller’s possession, and have not theretofore been delivered to Buyer, Seller shall either deliver at Closing or leave at a designated location at the Real Property the following: (a) all original Leases, Service Contracts, Permits and Existing Warranties that will remain in effect after Closing and all original Existing Environmental Reports; (b) all operating manuals, codes and other items necessary to operate the Property; (c) any plans and specifications for all Improvements; (d) all keys, access codes and other access control devices for all Improvements; (e) all material documents relating to the Property; and (f) all correspondence and records relating to the Leases, on-going operations (including tenant billings) and maintenance of the Property.  In addition, Seller shall direct Property Manager to deliver any Property related documents or other files of Seller in Property Manager’s possession to Buyer at the Closing or direct Property Manager to leave the same at a designated location at the Real Property.  For purposes of this Section 7.6, the foregoing shall be deemed to be in the possession of Seller or Property Manager only if the same are located in Seller’s or Property Manager’s offices in Seattle, Washington.

ARTICLE 8.                      CONDEMNATION; DAMAGE; DESTRUCTION

8.1 Condemnation

.  In the event that all or any portion of the Real Property shall be taken in condemnation or under the right of eminent domain prior to the Closing Date, Seller shall promptly notify Buyer thereof.  A substantial portion of the Real Property shall be deemed taken if (a) the value of such portion, as reasonably determined by Seller, exceeds the Damage Threshold (defined in Section 8.2 below), (b) any Occupant generating five percent (5%) or more of the revenue at the Property (a “Major Occupant”) has a right to terminate its Lease or abate rent due to such taking, (c) there is a material reduction in parking spaces at the Property, or (d) ingress and egress to the Property is materially impaired.  If Seller notifies Buyer that a substantial portion of the Real Property has been taken, within one (1) business day after receipt of such notice, Buyer shall notify Seller and Escrow Agent, electing either to (w) to proceed with this transaction and Closing notwithstanding such condemnation or (x) to terminate this Agreement.  If Buyer elects to proceed with this transaction, or if there is a taking in condemnation or eminent domain that does not affect a substantial portion of the Real Property, there shall be no reduction in the Purchase Price and Seller shall (y) deliver to Buyer at the Closing, or as soon thereafter as available, any proceeds actually received by Seller attributable to the Real Property from such condemnation or eminent domain proceeding and (z) assign to Buyer any and all rights Seller may have with respect to payments from, and recovery against, any party for damages or compensation relating to the Real Property on account of such condemnation or eminent domain proceeding, including any rent abatement or other insurance proceeds.  Buyer’s failure to notify Seller within one (1) business day after receiving Seller’s notice of such taking shall be deemed an election to proceed under clause (a) in this Section 8.1.  If Buyer elects (or is deemed to have elected) to proceed, Seller shall not compromise, settle or adjust any claims to such award without Buyer’s prior written consent.  In the event Buyer elects to terminate this Agreement pursuant to clause (b) above, such termination shall have the same effect as a termination pursuant to the last sentence of Section 3.1.2.3.

8.2 Damage or Destruction

.  If, before the Closing Date, the Real Property is damaged by any casualty, Seller shall immediately notify Buyer of such occurrence.  If (a) the cost to repair such damage, as reasonably determined by Seller, is more than Twelve Million and No/Dollars ($12,000,000.00) (“Damage Threshold”),  (b) such damage is uninsured or underinsured and is an amount in excess of Two Million Five Hundred Thousand and No/100 Dollars ($2,500,000.00) or (c) any Major Occupant has a right to terminate its Lease or abate rent due to damage above the Damage Threshold, then Buyer shall have the right, by giving notice to Seller within one (1) business day after Seller notifies Buyer of the damage, to terminate this Agreement, in which event such termination shall have the same effect as a termination pursuant to the last sentence of Section 3.1.2.3.  If, before the Closing Date, the Property is damaged by a casualty and either (y) Buyer has the right to terminate this Agreement but does not exercise such right or (z) the cost to repair such damage, as reasonably determined by Seller, is equal to or less than the Damage Threshold, then this Agreement shall remain in full force and effect and, at Closing, Seller shall assign to Buyer any insurance proceeds Seller receives or is entitled to by reason of such damage (Buyer to receive a credit at Closing for (i) any insurance deductible payable with respect to same unless such deductible is paid by Seller at or prior to Closing and (ii) any uninsured or underinsured amount in excess of Seller's property insurance deductible unless such amount is in excess of Two Million Five Hundred Thousand and No/100 Dollars ($2,500,000.00), in which case, Seller shall have the right to terminate this Agreement by giving notice to Buyer within one (1) business day after notifying Buyer of such damage, such termination having the same effect as a termination pursuant to the last sentence of Section 3.1.2.3).

ARTICLE 9.                      BREACH OF AGREEMENT.

9.1 Seller’s Remedies

.  IN THE EVENT THAT (A) BUYER MATERIALLY BREACHES THIS AGREEMENT AND THE BREACH IS NOT CURED WITHIN ONE (1) BUSINESS DAY AFTER NOTICE THEREOF FROM SELLER OR (B) THIS TRANSACTION FAILS TO CLOSE BY REASON OF BUYER’S DEFAULT HEREUNDER, THEN SELLER SHALL, AS ITS SOLE AND EXCLUSIVE REMEDY THEREFOR (EXCEPT AS EXPRESSLY PROVIDED OTHERWISE HEREIN), HAVE THE RIGHT TO TERMINATE THIS AGREEMENT UPON DELIVERING WRITTEN NOTICE THEREOF TO BUYER AND, IN A SITUATION WHERE THIS TRANSACTION FAILS TO CLOSE BY REASON OF BUYER’S DEFAULT HEREUNDER AND SELLER EXERCISES ITS TERMINATION RIGHT, ESCROW AGENT SHALL RELEASE TO SELLER, AND SELLER SHALL BE ENTITLED TO RETAIN, THE DEPOSIT, AS LIQUIDATED DAMAGES IN LIEU OF, AND AS FULL COMPENSATION FOR, ALL OTHER RIGHTS OR CLAIMS OF SELLER AGAINST BUYER BY REASON OF SUCH FAILURE AND, IN THE EVENT THAT BUYER HAS MADE ANY EXTENSION DEPOSIT, SELLER SHALL ALSO BE ENTITLED TO RETAIN SUCH AMOUNT AS SEPARATE CONSIDERATION FOR ITS EXTENSION OF THE CLOSING DATE.  IN CONNECTION WITH THE FOREGOING, THE PARTIES ACKNOWLEDGE AND AGREE THAT (A) SELLER WILL INCUR SIGNIFICANT EXPENSES RELATED TO THE TRANSACTION CONTEMPLATED BY THIS AGREEMENT, (B) THE PROPERTY WILL BE REMOVED FROM THE MARKET AND SELLER WILL FORGO OPPORTUNITIES TO PURSUE OTHER POTENTIAL PURCHASERS, AND (C) FAILURE TO CLOSE THIS AGREEMENT WILL RESULT IN OTHER IRREPARABLE HARM TO SELLER AND FISHER COMMUNICATIONS.  THE PARTIES FURTHER AGREE THAT, FOR THE FOREGOING REASONS, IT IS EXTREMELY DIFFICULT AND IMPRACTICABLE TO ASCERTAIN THE EXTENT OF DETRIMENT TO SELLER CAUSED BY THE FAILURE OF THE CONSUMMATION OF THE TRANSACTION CONTEMPLATED BY THIS AGREEMENT OR THE AMOUNT OF THE COMPENSATION SELLER SHOULD RECEIVE AS A RESULT OF BUYER’S FAILURE TO CLOSE; THEREFORE THE PARTIES AGREE THAT THE DEPOSIT REPRESENTS A REASONABLE ESTIMATION AS OF THE EFFECTIVE DATE OF SELLER’S ANTICIPATED EXPENSES, LOSS AND OTHER POTENTIAL DAMAGES AND IS NOT A PENALTY.  THE PARTIES ACKNOWLEDGE THAT THE FOREGOING REMEDY HAS BEEN FAIRLY AND KNOWINGLY NEGOTIATED BY SOPHISTICATED BUSINESS ENTITIES, EACH OF WHICH WAS REPRESENTED BY COUNSEL.  IF SELLER TERMINATES THIS AGREEMENT AND RETAINS THE ENTIRE DEPOSIT AS PROVIDED IN THIS SECTION 9.1, THE PARTIES SHALL BE RELIEVED OF ALL FURTHER OBLIGATIONS AND LIABILITIES HEREUNDER, EXCEPT AS EXPRESSLY SET FORTH HEREIN.  IF, HOWEVER, BUYER CHALLENGES SELLER’S RIGHT TO RETAIN THE ENTIRE DEPOSIT AS LIQUIDATED DAMAGES, THEN THIS SECTION 9.1 SHALL SURVIVE TERMINATION AND BUYER SHALL ALSO INDEMNIFY SELLER FOR ALL REASONABLE ATTORNEYS FEES INCURRED BY SELLER TO COLLECT THE DEPOSIT.  NOTHING HEREIN SHALL LIMIT SELLER’S REMEDIES FOR ANY BREACH OF ANY COVENANT OF BUYER TO INDEMNIFY, DEFEND, PROTECT OR HOLD HARMLESS SELLER OR TO REIMBURSE SELLER FOR ANY SUMS OTHERWISE PAYABLE TO SELLER (INCLUDING ATTORNEYS’ FEES AND COSTS) TO THE EXTENT SUCH COVENANT SURVIVES TERMINATION UNDER THE EXPRESS TERMS OF THIS AGREEMENT.

9.2 Buyer’s Remedies

.  In the event that the purchase and sale of the Property is not closed solely because of a breach by Seller, and if such breach is not cured within one (1) business day after Seller’s receipt of written notice from Buyer specifying such breach, Buyer shall be entitled, as its sole and exclusive remedy, either to (a) terminate this Agreement and to receive the return of the Deposit (and any Extension Deposit), and to be reimbursed by Seller for the reasonable out-of-pocket costs and expenses actually paid by Buyer to third-party consultants in connection with the transactions contemplated herein, as evidenced by invoices or receipts therefor (not to exceed the Liquidated Damage Payment) or (b) seek specific performance of Seller’s obligations under this Agreement, provided that any such action for specific performance shall not limit the obligations of Buyer and Seller hereunder and shall not limit the prevailing party’s right to recover its attorney’s fees and costs as provided herein.  These remedies are mutually exclusive and Buyer must elect, by giving notice to Seller and Escrow Agent no later than thirty (30) days after the scheduled Closing Date, which of these remedies Buyer wishes to pursue.  If Buyer fails to deliver notice of its intent to commence an action for specific performance within said period, Buyer will be deemed to have elected to terminate the Agreement and receive the funds described in clause (a) above.  Seller shall have no liability to Buyer under any circumstances for any consequential or punitive damages.

9.3 Fees

.  In the event that either party terminates this Agreement as a result of the other party’s breach or default hereunder, then, in addition to all other rights provided in this Article 9, the defaulting party shall be responsible for paying all fees associated with terminating Escrow and cancelling the Title Report.

ARTICLE 10.                                [INTENTIONALLY DELETED]

ARTICLE 11.                                GENERAL PROVISIONS

11.1 Counterparts

.  This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which, taken together, shall constitute one and the same instrument.  Counterparts of this Agreement delivered between the parties by facsimile or electronic mail shall have the same force and effect as manually delivered originals; provided, however, that upon request, such party shall deliver its original signature to the requesting party.

11.2 Entire Agreement

.  This Agreement, including all exhibits attached hereto (excluding Exhibit D), contains the entire agreement of the parties respecting the subject matter hereof and supersedes all prior and contemporaneous understandings and agreements, whether oral or in writing, between the parties respecting the subject matter hereof.  There are no representations, agreements, arrangements or understandings, oral or in writing, between the parties relating to the subject matter of this Agreement that are not fully expressed in this Agreement.  The terms of this Agreement are intended by the parties as a final expression of their agreement with respect to those terms and they may not be contradicted by evidence of any prior or contemporaneous agreement.

11.3 Counsel; Construction

.  Each party has received (or had the opportunity to receive) independent legal advice from its attorneys with respect to the advisability of executing this Agreement and the meaning and effect of the provisions hereof.  The provisions of this Agreement shall be given their fair meaning, and shall not be considered for or against any party based upon one party’s drafting of such provisions.  Headings used in this Agreement are for convenience of reference only and shall not be used in construing this Agreement.

11.4 Choice of Law

.  This Agreement and the rights and obligations of the parties hereto shall be governed by and construed and enforced in accordance with the laws of the State of Washington exclusive of the conflict of laws principles of such state.  Venue for any action arising in connection with this Agreement shall exclusively lie in King County, Washington.

11.5 Severability

.  If any term, covenant, condition or provision of this Agreement, or the application thereof to any person or circumstance, to any extent shall be held by a court of competent jurisdiction to be invalid or unenforceable, the remainder of the terms, covenants, conditions or provisions of this Agreement, or the application thereof to any person or circumstance, shall remain in full force and effect.

11.6 Waiver of Covenants, Conditions or Remedies

.  Either party may waive any breach of the terms and conditions hereof by the other party only by a written statement to that effect signed by the waiving party.  No waiver by a party of any breach of this Agreement by the other party shall be deemed a waiver of any other breach by such other party (whether preceding or succeeding and whether or not of the same or similar nature), and no acceptance of payment or performance by a party after any breach by the other party shall be deemed to be a waiver of the breach, whether or not the first party knows of the breach at the time it accepts payment or performance.  No failure or delay by a party to exercise any right it may have by reason of a default shall operate as a waiver of default or modification of this Agreement or shall prevent the exercise of any right while the other party continues to be in default.  All remedies, rights, undertakings, obligations and agreements herein shall be cumulative and not mutually exclusive.

11.7 Business Day

.  As used herein, “business day” means any calendar day except a Saturday, Sunday, or legal holiday as defined in RCW 1.16.050.  In the event that the date for performance of any covenant or obligation under this Agreement falls on a Saturday, Sunday or legal holiday, the date for performance thereof shall be extended to the next business day.

11.8 Exhibits and Schedules

.  All exhibits listed as such in the Table of Contents are attached hereto and are incorporated by reference into this Agreement, except Exhibit D.

11.9 Amendment

.  This Agreement may be amended solely by the signed, written agreement of Buyer and Seller.

11.10 Relationship of Parties

.  The parties agree that their relationship is that of seller and buyer, and that nothing contained herein shall make either party the agent or legal representative of the other for any purpose whatsoever, nor shall this Agreement be deemed to create any form of business organization between the parties hereto, nor is either party granted any right or authority to assume or create any obligation or responsibility on behalf of the other party, nor shall either party in any way be liable for any debt of the other.

11.11 No Third-Party Benefit

.  This Agreement is intended to benefit only the parties hereto and no other person or entity has or shall acquire any rights hereunder.

11.12 Time of the Essence

.  Time is of the essence of every term, covenant and condition in this Agreement.

11.13 Further Acts

.  Each party agrees without further consideration to perform any further acts and to execute, acknowledge and deliver any documents that may be reasonably necessary to carry out the provisions of this Agreement.

11.14 No Recording

.  Buyer shall not record this Agreement, any memorandum of this Agreement, any assignment of this Agreement or any other document that would cause a cloud on the title to the Real Property.  Notwithstanding the foregoing, the parties acknowledge that final, executed versions of the Rooftop Easement and Fisher Lease Memo will be recorded at Closing.

11.15 Assignment

.  Upon at least one (1) business day’s prior written notice from Buyer to Seller, Buyer may assign all of its rights hereunder, and delegate all of its obligations hereunder, to any partnership, corporation or other entity that controls, is controlled by, or is under common control with Buyer (control being defined as ownership of at least fifty percent (50%) of the equity interests in, and the power to direct the management of, the relevant entity), or any partnership, corporation or other entity resulting from a merger or consolidation with Buyer, or any person or entity that acquires all or substantially all the assets of Buyer as a going concern.  Except as set forth above, Buyer shall not assign Buyer’s rights or delegate its obligations hereunder without Seller’s prior written consent, which consent Seller may withhold in its sole and absolute discretion.  Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

11.16 Attorneys’ Fees

.  If any action is brought by either party against the other party, relating to or arising out of this Agreement, the transaction described herein or the enforcement hereof, the prevailing party shall be entitled to recover from the other party reasonable attorneys’ fees, costs and expenses incurred in connection with prosecution or defense of such action, including, without limitation, any attorneys’ fees incurred in connection with any appeals, mediation or arbitration related to such action.  The provisions of this Section 11.16 shall survive the entry of any judgment, and shall not merge or be deemed to have merged into any judgment.  The provisions of this Section 11.16 shall survive the Closing or any termination of this Agreement.

11.17 Advisors

.  Buyer represents and warrants that Buyer has not dealt with any brokers, finders, advisors or consultants (collectively, “Advisors,” and each individually an “Advisor”) in connection with the purchase and sale of the Property.  Seller represents to Buyer that Seller has not dealt with any Advisors in connection with the purchase and sale of the Property except Moelis & Company, LLC and CenturyPacific LLLP (“Seller’s Advisors”).  Seller shall be solely responsible for any payments due to Seller’s Advisors in connection with the purchase and sale of the Property.  Buyer agrees to indemnify and hold harmless Seller against any Claim incurred by reason of any brokerage fee, commission, finder’s fee or other fee that is (or is alleged to be) payable to any Advisor because of any agreement, act, omission or statement of Buyer.  Seller agrees to indemnify and hold harmless Buyer against any Claim incurred by reason of any brokerage fee, commission, finder’s fee or other fee that is (or is alleged to be) payable to any Advisor because of any agreement, act, omission or statement of Seller.  The provisions of this Section 11.17 shall survive the Closing or any termination of this Agreement.

11.18 Notices

.  Any notice or election required or permitted to be given or made under this Agreement shall be deemed given or made when addressed to Seller or Buyer, as the case may be (with copies to all parties noted below), at the respective addresses set forth below.  Notices shall be transmitted, or delivered, as follows: (1) by personal delivery, (2) by recognized overnight courier service, or (3) mailed by United States certified mail, return receipt requested, postage prepaid.  In addition, for all methods of notice, notices to each party shall be copied to the respective email addresses set forth below.  Notices shall be deemed to be delivered on the earlier of (a) the date received, (b) one (1) business day after deposit with an overnight courier service, or (c) three (3) business days after deposit in the United States mail, certified mail, postage prepaid.

Seller’s Address for Notice:

Fisher Media Services Company
140 4th Avenue North, Suite 500
Seattle, Washington  98019
Attn:  Chief Financial Officer and General Counsel
Email:  HNatha@fsci.com (CFO); CBellavia@fsci.com (General Counsel)

with a copy to:

Perkins Coie LLP
10885 N.E. Fourth Street, Suite 700
Bellevue, Washington  98004-5579
Attn:  Craig H. Shrontz
Email:  CShrontz@perkinscoie.com

Buyer’s Address for Notice:

c/o Hines Interests Limited Partnership
2800 Post Oak Boulevard, Suite 5000
Houston, Texas  77056
Attn:            Charles N. Hazen
Email:            charles.hazen@hines.com

with a copy to:

Hines Advisors Limited Partnership
2800 Post Oak Boulevard, Suite 5000
Houston, Texas 77056
Attn:  Jason P. Maxwell, Esq. – Corporate Counsel
Email:  jason.maxwell@hines.com

with copy to:

Baker Botts L.L.P.
910 Louisiana Street
One Shell Plaza
Houston, Texas 77002
Attn:            Consuella S. Taylor
Email:            connie.simmons.taylor@bakerbotts.com

Any party hereto may change its address for the service of notice hereunder by delivering written notice of said change to the other party, in the manner above specified.

11.19 Mutual Waivers of Jury Trial and Certain Damages

.  BUYER AND SELLER EACH HEREBY EXPRESSLY, IRREVOCABLY, FULLY AND FOREVER RELEASE, WAIVE AND RELINQUISH ANY AND ALL RIGHT TO TRIAL BY JURY AND ALL RIGHT TO RECEIVE PUNITIVE, EXEMPLARY AND CONSEQUENTIAL DAMAGES FROM THE OTHER (OR ANY BUYER PARTY OR SELLER PARTY) IN ANY CLAIM IN WHICH BUYER OR SELLER IS A PARTY THAT IN ANY WAY (DIRECTLY OR INDIRECTLY) ARISES OUT OF, RESULTS FROM OR RELATES TO THIS AGREEMENT, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING AND WHETHER BASED ON CONTRACT, TORT OR ANY OTHER LEGAL BASIS.

11.20 Confidentiality

.  Buyer agrees that the existence of this Agreement, the negotiations concerning a possible purchase and sale of the Property more generally, all of the terms, conditions and provisions of this Agreement and any information obtained by Buyer, the Buyer Parties or any of Buyer’s advisors, lenders, joint venturer or investors (collectively, “Permitted Outside Parties”), including, without limitation, the Due Diligence Materials (but excluding any information (a) generally available to the public other than by reason of Buyer’s breach of its obligations hereunder and (b) that was or becomes available to Buyer on a nonconfidential basis from a source other than Seller or its advisors not known to Buyer, after reasonable inquiry, to be bound by a confidentiality agreement with or obligation to Seller) are and shall be treated as confidential and shall be used only to evaluate the possible acquisition of the Property from Seller.  Buyer further acknowledges that any information relating to the leasing arrangements between Seller and any Occupants or prospective occupants are proprietary and confidential in nature.  Buyer agrees not to divulge any information described in this Section 11.20 before Closing, except when required by applicable law or court order (and only then after notice thereof to Seller) and except to such Permitted Outside Parties who “need to know” to assist Buyer in connection with the consummation of the transactions contemplated in this Agreement, so long as Buyer first obtains each such party’s agreement to treat all such information as confidential as if they were a party hereto.  In the event that the transaction contemplated in this Agreement does not close for any reason, Buyer shall return or destroy all Due Diligence Materials in Buyer’s or the Permitted Outside Parties’ possession (and certify any such destruction in writing to Seller).  Notwithstanding anything to the contrary contained herein, Buyer and the Permitted Outside Parties shall be entitled to retain one copy of the Due Diligence Materials to the extent necessary in order to comply with any applicable laws or regulations and document retention policies and shall only be required to use commercially reasonable efforts to return or destroy any materials stored electronically, and Buyer and the Permitted Outside Parties shall not be required to return or destroy any electronic copy of the Due Diligence Materials created pursuant to their standard electronic backup and archival procedures.  Any copies so retained and/or not destroyed by Buyer or the Permitted Outside Parties shall be kept by Buyer and the Permitted Outside Parties in strict compliance with this Section 11.20.  Neither party shall issue any press release (or form of press release) or make any statement to the media regarding such information or the transactions contemplated hereunder without the other party’s prior written consent; provided, however, that if the transactions contemplated herein close, Buyer and Seller shall reasonably cooperate and coordinate the preparation and issuance of press releases announcing the sale, in form and content mutually agreeable to both Buyer and Seller.  In permitting Buyer and the Permitted Outside Parties to review the Due Diligence Materials, this Agreement and other information, Seller has not waived any privilege or claim of confidentiality with respect thereto.  Buyer understands and agrees that any breach of this Section 11.20 will result in ongoing and irreparable harm to Seller and that monetary damages will not be completely sufficient to remedy any such breach.  Therefore, Seller shall be entitled to seek specific performance or injunctive or other equitable relief in the event of any such breach in addition to monetary damages and any other remedies that may be available to Seller.  Buyer shall indemnify Seller and the Seller Parties from and against any and all Claims resulting from, arising out of or in connection with any breach of this Section 11.20 by Buyer or any Permitted Outside Parties.  This Section 11.20 shall survive the Closing or any termination of this Agreement.  Notwithstanding anything in this Section 11.20 to the contrary, (x) Seller and its affiliates shall have the right to disclose any information deemed confidential herein to Seller’s Advisors, attorneys, Property Manager, consultants or other professionals as necessary to evaluate and effectuate the sale of the Property to Buyer without notice to Buyer and, after notice to Buyer, as necessary to comply with all applicable laws, court orders and any other applicable rules or regulations  and (y) Seller recognizes that Hines Global may, and Buyer recognizes that Fisher Communications will, disclose to the Securities and Exchange Commission (“SEC”) financial statements and/or other communications of such information regarding the transactions contemplated hereby and any such information relating to the Property, but only to the extent necessary under federal or state securities laws, rules, or regulations (including SEC rules and regulations), generally accepted accounting principles, or other accounting rules and procedures.  Without limiting the foregoing, Hines Global and Fisher Communications may file this Agreement with the SEC after the execution of the same and may file a form “8K” and/or prospectus supplement to which this Agreement may be attached.  Any required SEC filings made under this Section 11.20 shall be made by Hines Global and Fisher Communications within the time limits prescribed by law.  Nothing in this Section 11.20 shall be interpreted as modifying or limiting any of the confidentiality or non-disclosure provisions within any of the Leases or the Fisher Lease and, from and after Closing, Buyer shall be bound by all such provisions.

11.21 Limitation of Liability

.  The obligations of Seller under this Agreement are binding only on Seller and Seller’s assets and shall not be personally binding upon, nor shall any resort be had to, the private properties of any of the partners, members, officers, directors, shareholders, affiliates or beneficiaries of Seller, or of any partners, members, officers, directors, shareholders, or beneficiaries of any partners, affiliates or members of Seller, or of any of Seller’s employees or agents.  The obligations of Buyer are binding only on Buyer and Buyer’s assets and shall not be personally binding upon, nor shall any resort be had to, the private properties of any of the partners, members, officers, directors, shareholders, affiliates or beneficiaries of Buyer, or of any partners, members, officers, directors, shareholders or beneficiaries of any of Buyer’s affiliates, employees or agents.

11.22 Joinder

.

11.22.1  Of Fisher Communications.  Seller hereby covenants and agrees that, commencing on the Closing Date and continuing until the later of (a) the date that is twelve (12) months after the Closing Date or (b) the date on which any and all Claims timely asserted by Buyer against Seller in accordance with the terms of this Agreement shall have been finally compromised and settled ((i) and (ii) being referred to herein as the “Fisher Applicable Time Period”), Fisher Communications shall be jointly and severally liable for any breach of Seller's representations and warranties set forth in Sections 5.2 and 11.17.  Fisher Communications shall have no liability hereunder after the Fisher Applicable Time Period.  Seller shall cause Fisher Communications to execute a joinder to this Agreement to evidence Fisher Communications’ agreement to be jointly and severally liable to Buyer for any breach of Seller's representations and warranties set forth in Sections 5.2 and 11.17.

11.22.2  Of Hines Global.  Buyer hereby covenants and agrees that, commencing on the Effective Date and continuing until the later of (a) the Closing Date or (b) the date on which any and all Claims timely asserted by Seller against Buyer in accordance with the terms of this Agreement, or Claims timely brought against Seller for which Buyer has an obligation to indemnify Seller, shall have been finally compromised and settled ((a) and (b) being referred to herein as the “Hines Applicable Time Period”), Hines Global REIT Properties LP (“Hines Global”) shall be jointly and severally liable for any breach of Buyer’s obligations under this Agreement and any indemnification obligation of Buyer under this Agreement.  Hines Global shall have no liability hereunder after the Hines Applicable Time Period.  Buyer shall cause Hines Global to execute a joinder to this Agreement to evidence Hines Global’s agreement to be jointly and severally liable to Seller as provided in this Section 11.22.2.

11.23 Cooperation with Auditors and SEC Filings

.  The parties shall reasonably cooperate with one another to provide (at the requesting party’s sole cost and expense) copies of, or reasonable access to, such information as may be reasonably requested, to the extent in the possession of the non-requesting party, to enable the requesting party’s auditor (which with respect to Buyer shall be Deloitte & Touche LLP or any successor auditor selected by Buyer) to conduct an audit of the expenses of the operation of the Property for the year in which Closing occurs and, with respect to Buyer, the year immediately preceding the year in which Closing occurs.  The parties shall each reasonably cooperate with the other’s auditor on, and subject to, the same terms as set forth above in the conduct of such audit.  In addition, each party agrees to make reasonably available to the other’s auditor, if requested by such auditor, expense statements for the operation of the Property, whether required before or after Closing, but only to the extent that such expense statements are in the possession of the non-requesting party.  Without limiting the foregoing, each party shall furnish to the other party hereto such Property expense information as may be reasonably required by the requesting party or any affiliate of the requesting party to make any filings required by law with the SEC or other governmental authority; provided the foregoing obligations shall be limited to providing such information or documentation as may be in the possession of the non-requesting party.  This Section 11.23 will survive Closing for a period of one (1) year.

[Signatures on Following Page.]

HOU03:1282498.8
09648-0050/LEGAL22127382.1
23147-0002/LEGAL22147789.3

IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the Effective Date.

SELLER:

FISHER MEDIA SERVICES COMPANY,
a Washington corporation

By           /s/ Colleen B. Brown
Name     Colleen B. Brown
Title        President

BUYER:

HINES GLOBAL REIT 100/140 FOURTH AVE LLC, a Delaware limited liability company

By        /s/ Edmund A. Donaldson
Name     Edmund A. Donaldson
Title        Chief Investment Officer

HOU03:1282498.8
09648-0050/LEGAL22127382.1
23147-0002/LEGAL22147789.3

JOINDER BY FISHER COMMUNICATIONS

The undersigned joins herein solely to evidence the undersigned's agreement to the provisions of Section 11.22.1 and Schedule 1 to Exhibit E, and the undersigned shall have no other responsibility under this Agreement.

FISHER COMMUNICATIONS, INC.

Date: November 16, 2011	By:	/s/ Colleen B. Brown
Name:	Colleen B. Brown
Title:	President

JOINDER BY HINES GLOBAL

The undersigned joins herein solely to evidence the undersigned's agreement to the provisions of Section 11.22.2, and the undersigned shall have no other responsibility under this Agreement.

HINES GLOBAL REIT PROPERTIES LP

By:	Hines Global REIT, Inc.

Date: November 17, 2011	By:	/s/ Edmund A. Donaldson
Name:	Edmund A. Donaldson
Title:	Chief Investment Officer

HOU03:1282498.8
09648-0050/LEGAL22127382.1
23147-0002/LEGAL22147789.3

EXHIBIT A

LEGAL DESCRIPTION OF PROPERTY

LOTS 1 THROUGH 12, INCLUSIVE, BLOCK 58, D.T. DENNY’S PARK ADDITION TO NORTH SEATTLE, ACCORDING TO THE PLAT THEREOF RECORDED IN VOLUME 2 OF PLATS, PAGE 46, IN KING COUNTY, WASHINGTON;

EXCEPT THE EASTERLY 7 FEET OF LOTS 1 THROUGH 6, INCLUSIVE, CONDEMNED FOR WIDENING WILLOW STREET (5TH AVENUE) IN DISTRICT COURT CAUSE NO. 7541, PURSUANT TO CITY OF SEATTLE ORDINANCE NO. 1224.

HOU03:1282498.8
09648-0050/LEGAL22127382.1
23147-0002/LEGAL22147789.3

EXHIBIT B

LIST OF EXCLUDED PERSONAL PROPERTY AND EXCLUDED PERMITS

1.
Any and all appliances, equipment, machinery, fixtures, furniture, furnishings, decorations, supplies, signage, or other personal property located within the Fisher Occupied Space or any other space to be occupied by Seller, Fisher Communications or their affiliates after Closing under the terms of this Agreement, the Fisher Lease, the Rooftop Easement or the Storage Space Agreement.

2.
All antennas, satellite dishes, or other telecommunications equipment, lines or other conduits on the rooftop of the Buildings of Seller’s, Fisher Communication’s or their affiliates’ that are covered by the Rooftop Easement or otherwise.

3.
All helicopters and related machinery, gear, equipment, or other facilities used in connection with the heliport on Fisher Plaza East and all removable fixtures, conduits and other appurtenances to the heliport, and all fuel in any jet fuel tank used for refueling helicopters.

4.
All Permits associated with Seller’s or its affiliates’ continued use and operation of (a) the heliport located on the rooftop of Fisher Plaza East, (b) any antennas, satellite dishes, and other telecommunications equipment and lines of Seller or its affiliates on the rooftop of both of the Buildings, and (c) Seller’s or its affiliates’ broadcasting business.

5.
All pictures, artifacts, replicas, paraphernalia, equipment, tables, signage, display cases and similar items associated with the historical display concerning Seller and its affiliates in the lobby of Fisher Plaza East.

6.	Telecommunications Services Agreements.

HOU03:1282498.8
09648-0050/LEGAL22127382.1
23147-0002/LEGAL22147789.3

EXHIBIT C

LIST OF DUE DILIGENCE MATERIALS

1.	Confidential Information Memorandum (June 2011) prepared by Moelis & Company (“Moelis”)

2.	Fisher Plaza Projections Model developed by Moelis in conjunction with Management
3.	2010 & 2009 Actual CAM Calculations and reconciliation with revised allocations
4.	Projected 2011 through 2018 CAM Calculations
5.	Capital Expenditure Budget versus Actual (2007 – 2011)
6.	Copies of All Utility and Electricity Bills (2010 – 2011)
7.	Fisher Plaza Operating Financial Statements versus Budget (2008 – 2010)
8.	Copies of All Ledger Revenue Accounts (2010)
9.	Fisher Plaza Accounts Payable & General Ledger Detail (2010)
10.	Depreciation Schedule by Asset
11.	Fisher Plaza Stacking Plan
12.	Fisher Plaza Leasing Status Report (June, August and September 2011)
13.	Copies of All Outstanding Lease Proposals
14.	Rent Roll (May and August 2011)
15.	Tenant Improvement Build-Out History
16.	Fisher Plaza East Right of Entry License Agreement
17.	Complete Appraisal (February 4, 2011) prepared by Kidder Matthews Valuation Advisory Services
18.	Commitment for Title Insurance (May 6, 2011) prepared by First American Title Insurance Company
19.	BOMA Study completed in 2007
20.	Real Estate Property Tax Bill (2010 and 2011)
21.	Personal Property Tax Invoice (2010 and 2011)
22.	Property Tax Documentation
23.	July 2, 2009 Forensic Report
24.	October 28, 2009 Electrical Fire Board Meeting
25.	Electrical Enhancements Tenant Letter
26.	2008 and 2009 Heat Events Timeline
27.	Heat Enhancement Projects Summary
28.	2008 and 2009 Heat Events RFO Timeline
29.	2008 UPS Failure Update
30.	Fisher Plaza West GAP Analysis
31.	Fisher Plaza East GAP Analysis
32.
All construction plans, drawings and specifications within the possession of Seller or Property Manager.  (The foregoing shall be deemed to be in the possession of Seller or Property Manager only if the same are located in Seller’s or Property Manager’s offices in Seattle, Washington).

33.	Copies of all Existing Leases, Existing Warranties, Existing Service Contracts, Permits, Insurance Certificates and Existing Environmental Reports
34.	Quarterly Reporting Schedule for Retail Tenants (2009 – 2011)
35.	Summary of Infrastructure Enhancements
36.	Copies of all existing serviceable warranties
37.	Designation of code under which project is designed and basic zoning information
38.	Copies of all inspection and testing summary letters from original construction
39.	Certificate of Occupancy
40.	Inventory of All Business Personal Property and Equipment
41.	Property condition reports and major repair documentation
42.	Elevator inspection certificates and most recent five-year load tests
43.	Chiller Eddy current test reports
44.	Chiller Maintenance records
45.	Electrical Equipment IR Scan completed by Prime Electric
46.	Life safety system confidence tests/surveys
47.	Backflow Preventer Assembly Test Report
48.	Emergency generator service maintenance report
49.	Annual stairwell pressurization fan and smoke exhaust fan inspection report
50.	Work order log
51.	Property Manager Questionnaire as provided by Hines
52.	Summary of tenant electrical consumption charges for full-year 2010 and year-to-date 2011
53.	Summary of tenant chilled water consumption charges for full-year 2010 and year-to-date 2011
54.	O&M manual to the existing raised flooring system
55.	InfoSpace and Motricity Arch As-Builts and electrical drawings; fire alarm, mechanical, Switchgear and UPS O&M manuals
56.	May 2010 Gerber Building Load Analysis
57.	Information regarding underfloor smoke detectors
58.	Busway Testing Report completed by Prime Electric
59.	Chilled Water Capacity Study
60.	Retro-Commissioning Proposal completed by McKinstry
61.	Fire alarm procedures completed by Guardian
62.	Updated building standards with new standard ceiling tile
63.	Square D Support Agreement
64.	Standard Parking Car Wash services agreement
65.	Title Commitment and Exceptions
66.	Energy Upgrades and Retrocommissioning Phase 1 Energy Services Proposal and Facility Improvement Measure (FIM) Summary provided by McKinstry
67.	2010 and 2011 Budgets
68.	2006 Generator Drawings
69.	FPE Load Capacity summary
70.	Ground Fault Testing Report for Fisher Plaza East and Fisher Plaza West
71.	2009, 2010 and 2011 year-to-date Square D Utility Meter Data
72.	Generator load bank testing / Switchgear failover priority list
73.	Space Needle (valet) and BNB Builders parking agreements
74.	Schedule of chilled water consumption charges by tenant
75.	2005 through 2010 monthly operating budget by tenant
76.	Fisher CER one-line drawing
77.	Year-end 2008, 2009 and 2010 financial statements
78.	Memorandum write-up of the July 30, 2006 incident and estimated damages
79.
Documentation pertaining to occurrence and repair of the October 2005 power outage caused by the Seattle City Light current transformers, including correspondence letters, repair invoices and field service report

80.	September 2011 failed generator fail-over testing report
81.	Retail sales figures for the past three (3) years for all retail tenants and any percentage rent calculations/billings
82.	Easement Agreement for Telecommunications Conduit with Bill and Melinda Gates Foundation
83.	Land use approval, Master Use Permits (MUP) and entitlement documents
84.	2011 Assessment and 2012 Real Estate Tax Valuation notices
85.	August 30, 2011 ALTA Survey
86.	Payment and Performance Bonds and Final Unconditional Waivers of Lien (made available on-site)
87.	Certificate of Substantial Completion
88.	Elevator Inspection Certifications
89.	Code Variances Requested & Granted
90.	Tenant O&M Manuals
91.	Tenant Construction Procedures Manual
92.	Management Reports - Operational Narrative Schedule (Audited)
93.	Historical 2010 Budgeted Income and Expense Statements
94.	Aged Payables Schedule
95.	Aged Receivables Schedule
96.	Tenant Ledgers and Cash Receipts Journal
97.	Prior Years Parking Revenue & Expense Schedule by tenant
98.	Current Tenant Security Deposit Listing
99.	Tenant Operating Expense Escalation Invoices
100.	General ledger detail for fiscal years 2009, 2010 and 2011 year-to-date
101.	Payroll Schedule listing all employees (position, base, bonuses, benefits)
102.	Condenser / Chilled Water Billing Calculations
103.	Vendor Listing (1099 Listing)
104.	Property's Historical Monthly Occupancy Rates
105.	Leasing Commission Report (last 24 months)
106.	Risk Management/Emergency Procedures and Manuals
107.	Insurance - loss history (past 5 years)
108.	Affiliated FM Risk Report
109.	Probable Maximum Loss (PML) Study for earthquake insurance
110.	Current Invoices For Property & Liability Insurance Premiums
111.	Current Insurance Policy
112.	Property / Tenant Information Manual
113.	Tenant Lease Correspondence Files
114.	Building Rules and Regulations
115.	Mailroom Policy
116.	Loading Dock Policy
117.	Security Incident Reports
118.	Security Information Manual / Guard Post Orders
119.	Elevator Certificate of Conveyance Inspection and Five-Year Safety Test Report
120.	Parking Garage Incident / Accident Reports
121.	Parking Garage Equipment Inventory
122.	Historical Water Treatment Reports
123.	Building Energy Management System Schedule of Points
124.	Tax Bill Business Personal Property Listing

HOU03:1282498.8
09648-0050/LEGAL22127382.1
23147-0002/LEGAL22147789.3

EXHIBIT D

COMMERCIAL REAL PROPERTY DISCLOSURE STATEMENT

(ENVIRONMENTAL ONLY)

INSTRUCTIONS TO THE SELLER

Please complete the following form.  Do not leave any spaces blank.  If the question clearly does not apply to the property write “NA.”  If the answer is “yes” to any * items, please explain on attached sheets.  Please refer to the line number(s) of the question(s) when you provide your explanation(s).  For your protection you must date and sign each page of this disclosure statement and each attachment.  Delivery of the disclosure statement must occur not later than five business days, unless otherwise agreed, after mutual acceptance of a written contract to purchase between a buyer and a seller.

NOTICE TO THE BUYER

THE FOLLOWING DISCLOSURES ARE MADE BY SELLER ABOUT THE CONDITION OF THE PROPERTY LOCATED AT 100 FOURTH AVENUE NORTH AND 140 FOURTH AVENUE NORTH, SEATTLE, WASHINGTON 98109 (TOGETHER, “THE PROPERTY”), WHICH IS LEGALLY DESCRIBED ON ATTACHED EXHIBIT A.

SELLER MAKES THE FOLLOWING DISCLOSURES OF EXISTING MATERIAL FACTS OR MATERIAL DEFECTS TO BUYER BASED ON SELLER’S ACTUAL KNOWLEDGE OF THE PROPERTY AT THE TIME SELLER COMPLETES THIS DISCLOSURE STATEMENT.  UNLESS YOU AND SELLER OTHERWISE AGREE IN WRITING, YOU HAVE THREE BUSINESS DAYS FROM THE DAY SELLER OR SELLER’S AGENT DELIVERS THIS DISCLOSURE STATEMENT TO YOU TO RESCIND THE AGREEMENT BY DELIVERING A SEPARATELY SIGNED WRITTEN STATEMENT OF RESCISSION TO SELLER OR SELLER’S AGENT.  IF THE SELLER DOES NOT GIVE YOU A COMPLETED DISCLOSURE STATEMENT, THEN YOU MAY WAIVE THE RIGHT TO RESCIND PRIOR TO OR AFTER THE TIME YOU ENTER INTO A SALE AGREEMENT.

THE FOLLOWING ARE DISCLOSURES MADE BY SELLER AND ARE NOT THE REPRESENTATIONS OF ANY REAL ESTATE LICENSEE OR OTHER PARTY.  THIS INFORMATION IS FOR DISCLOSURE ONLY AND IS NOT INTENDED TO BE A PART OF ANY WRITTEN AGREEMENT BETWEEN BUYER AND SELLER.

FOR A MORE COMPREHENSIVE EXAMINATION OF THE SPECIFIC CONDITION OF THIS PROPERTY YOU ARE ADVISED TO OBTAIN AND PAY FOR THE SERVICES OF QUALIFIED EXPERTS TO INSPECT THE PROPERTY, WHICH MAY INCLUDE, WITHOUT LIMITATION, ARCHITECTS, ENGINEERS, LAND SURVEYORS, PLUMBERS, ELECTRICIANS, ROOFERS, BUILDING INSPECTORS, ON-SITE WASTEWATER TREATMENT INSPECTORS, OR STRUCTURAL PEST INSPECTORS.  THE PROSPECTIVE BUYER AND SELLER MAY WISH TO OBTAIN PROFESSIONAL ADVICE OR INSPECTIONS OF THE PROPERTY OR TO PROVIDE APPROPRIATE PROVISIONS IN A CONTRACT BETWEEN THEM WITH RESPECT TO ANY ADVICE, INSPECTION, DEFECTS, OR WARRANTIES.

Seller ☒ is/ □ is not occupying the property.

I.  SELLER’S DISCLOSURES:

*If you answer “Yes” to a question with an asterisk (*), please explain your answer and attach documents, if available and not otherwise publicly recorded.  If necessary, use an attached sheet.

	ENVIRONMENTAL	YES	NO	DON’T KNOW
*A.	Have there been any flooding, standing water, or drainage problems on the property that affect the property or access to the property?	□	☒	□
*B.	Is there any material damage to the property from fire, wind, floods, beach movements, earthquake, expansive soils, or landslides?	□	☒	□
*C.	Are there any shorelines, wetlands, floodplains, or critical areas on the property?	□	☒	□
*D.
Are there any substances, materials, or products in or on the property that may be environmental concerns, such as asbestos, formaldehyde, radon gas, lead-based paint, fuel or chemical storage tanks, or contaminated soil or water?
		☒	□	□
*E.	Is there any soil or groundwater contamination?	□	☒	□
*F.	Has the property been used as a legal or illegal dumping site?	□	☒	□
*G.	Has the property been used as an illegal drug manufacturing site?	□	☒	□
The foregoing answers and attached explanations (if any) are complete and correct to the best of my/our knowledge and I/we have received a copy hereof.  I/we authorize all of my/our real estate licensees, if any, to deliver a copy of this disclosure statement to other real estate licensees and all prospective buyers of the property.

DATE:                      SELLER

DATE:                      SELLER

NOTICE TO BUYER

INFORMATION REGARDING REGISTERED SEX OFFENDERS MAY BE OBTAINED FROM LOCAL LAW ENFORCEMENT AGENCIES.  THIS NOTICE IS INTENDED ONLY TO INFORM YOU OF WHERE TO OBTAIN THIS INFORMATION AND IS NOT AN INDICATION OF THE PRESENCE OF REGISTERED SEX OFFENDERS.

II.           BUYER’S ACKNOWLEDGMENT

A.	Buyer hereby acknowledges that: Buyer has a duty to pay diligent attention to any material defects that are known to Buyer or can be known to Buyer by utilizing diligent attention and observation.

B.	The disclosures set forth in this statement and in any amendments to this statement are made only by the Seller and not by any real estate licensee or other party.

C.
Buyer acknowledges that, pursuant to RCW 64.06.050(2), real estate licensees are not liable for inaccurate information provided by Seller, except to the extent that real estate licensees know of such inaccurate information.

D.	This information is for disclosure only and is not intended to be a part of the written agreement between the Buyer and Seller.

E.
Buyer (which term includes all persons signing the “Buyer’s acceptance” portion of this disclosure statement below) has received a copy of this Disclosure Statement (including attachments, if any) bearing Seller’s signature.

DISCLOSURES CONTAINED IN THIS DISCLOSURE STATEMENT ARE PROVIDED BY SELLER BASED ON SELLER’S ACTUAL KNOWLEDGE OF THE PROPERTY AT THE TIME SELLER COMPLETES THIS DISCLOSURE STATEMENT.  UNLESS BUYER AND SELLER OTHERWISE AGREE IN WRITING, BUYER SHALL HAVE THREE BUSINESS DAYS FROM THE DAY SELLER OR SELLER’S AGENT DELIVERS THIS DISCLOSURE STATEMENT TO RESCIND THE AGREEMENT BY DELIVERING A SEPARATELY SIGNED WRITTEN STATEMENT OF RESCISSION TO SELLER OR SELLER’S AGENT.  YOU MAY WAIVE THE RIGHT TO RESCIND PRIOR TO OR AFTER THE TIME YOU ENTER INTO A SALE AGREEMENT.

BUYER HEREBY ACKNOWLEDGES RECEIPT OF A COPY OF THIS DISCLOSURE STATEMENT AND ACKNOWLEDGES THAT THE DISCLOSURES MADE HEREIN ARE THOSE OF THE SELLER ONLY, AND NOT OF ANY REAL ESTATE LICENSEE OR OTHER PARTY.

Date:           BUYER

Date:           BUYER

HOU03:1282498.8
09648-0050/LEGAL22127382.1
23147-0002/LEGAL22147789.3

Exhibit A

to Commercial Real Property Disclosure Statement

Legal Description of the Property

LOTS 1 THROUGH 12, INCLUSIVE, BLOCK 58, D.T. DENNY’S PARK ADDITION TO NORTH SEATTLE, ACCORDING TO THE PLAT THEREOF RECORDED IN VOLUME 2 OF PLATS, PAGE 46, IN KING COUNTY, WASHINGTON;

EXCEPT THE EASTERLY 7 FEET OF LOTS 1 THROUGH 6, INCLUSIVE, CONDEMNED FOR WIDENING WILLOW STREET (5TH AVENUE) IN DISTRICT COURT CAUSE NO. 7541, PURSUANT TO CITY OF SEATTLE ORDINANCE NO. 1224.

HOU03:1282498.8
09648-0050/LEGAL22127382.1
23147-0002/LEGAL22147789.3

Exhibit B

to Commercial Real Property Disclosure Statement

Required Explanations

Please find below explanations for each question answered “Yes” and marked with an asterisk (*) on the attached Real Property Disclosure Statement:

Question (D):  As the Phase I Environmental Site Assessment for the Property reports, above ground storage tanks (ASTs) are located on the Property.  Additionally, the permits for such ASTs do not match the current conditions on the ground with respect to the number and size of the ASTs.  Seller is currently working to resolve this issue.

In addition to the disclosures made in the attached Real Property Disclosure Statement, Seller discloses to Buyer that: (a) Seller occupies only portions of the Property, (b) separate tenants, licensees and occupants occupy other portions of the Property and, as a result, (c) Seller may have limited actual knowledge about the Property or any conditions affecting the same.  Therefore, Buyer acknowledges that all questions marked “No” on the attached statement indicate only that no problems have been brought “to Seller’s knowledge” (as that phrase is defined in Section 5.1.1 of the Agreement) with respect to the matter in question.

HOU03:1282498.8
09648-0050/LEGAL22127382.1
23147-0002/LEGAL22147789.3

EXHIBIT E

LIST OF EXISTING LEASES, LEASING COSTS AND SECURITY DEPOSITS

RENT ROLL WITH LEASE CHARGES
FISHER PLAZA EAST
October 2011

Unit	SF	Tenant	Rent	CAM	EIF	Telecom Facility	COLO	Other	Storage	Meet Me Room	Telephone Switch Svc.	Security Deposit	Lease From	Lease To	Notes
130	6,341	Sport Restaurant	18,495.00	5,400.00				450.00	562.50		289.08		1/18/05	12/31/19	One (1) Five (5) year option to renew Rent Decrease 1/1/2013 to $10,436.00 Rent Increase 1/1/2015 to $12,552.00 Storage Rent Increase 1/1/2010 to $562.50 Storage Rent Increase 1/1/2015 to $675.0
150	7,752	Elaine's Bridal, LLC	10,253.00	0.00							409.53	10,877	10/15/04	9/30/14	3/1/10 - SF changed to new BOMA (Base Rent Cost/SF did not change) Rent Increase 10/1/2012 to $10,560.00 Rent Increase 10/1/2013 to $10,877.00
170	2,009	Northwest Orthopedics	2,678.67	1,481.64							290.18	8,112	9/1/06	8/31/12	
180	1,390	VACANT													
200	32,857	Internap Network Services Corporation	87,241.20	55,999.00						1,340.00		19,402	5/15/00	2/28/19	One (1) Five (5) year option to renew Rent Increase 3/1/2012 to $89,858.47 Rent Increase 3/1/2013 to $92,554.22 Rent Increase 3/1/2014 to $95,330.85 Rent Increase 3/1/2015 to $98,190.77 Rent Increase 3/1/2016 to $101,136.50 Rent Increase 3/1/2017 to $104,170.59 Rent Increase 3/1/2018 to $107,295.70 Letter of Credit - $388,023
200A	0	Internap Network Services Corporation			114,386.65								7/21/03	2/28/19	
201	222	IR201													Infrastructure Room
201-A	0	VACANT - IR201													Infrastructure Room
201-B	0	VACANT - IR201													Infrastructure Room
201-C	0	VACANT - IR201													Infrastructure Room
201-D	0	VACANT - IR201													Infrastructure Room
201-E	0	Formotus, Inc.			200.00		600.00			40.00	93.08	600	2/24/06	M-T-M	
205	1,357	Meet Me Room													
210	2,243	Fisher Plaza Mgmt. Office	2,243.00	2,811.00							1,812.22		5/26/05		
220	1,027	Pacific Software Publishing	2,567.50	1,287.00						40.00		4,286	3/1/08	2/28/14	
230	1,584	Carrier Country													Carrier Country
230-A	0	XO Communications Services, Inc.			700.00	5,840.00							10/1/09	9/30/13	One (1) Four (4) year option to renew
230-D	0	VACANT													Carrier Country
230-E	0	VACANT													Carrier Country
230-F	0	VACANT													Carrier Country
230-G	0	AboveNet Communications, Inc.			210.00	2,190.00							10/1/00	12/31/11	Two (2) Five (5) year options to renew
230-H	0	Global Crossing North American				1,460.00							4/1/04	3/31/13	
230-I	0	Comcast of Washington			140.00	1,460.00							10/1/10	9/30/20	Two (2) automatic Five (5) year options to renew Rent Increase 10/1/13 to $1,550 Rent Increase 10/1/16 to $1,650
230-J	0	VACANT													Carrier Country
230-K	0	VACANT													Carrier Country
230-L	0	VACANT													Carrier Country
230-M	0	Integra Telecom Holdings, Inc.			280.00	2,920.00							10/1/02	9/30/14	Rent Increase 01/1/13 to $3,100
230-O	0	VACANT													Carrier Country

CONFIDENTIAL

1

HOU03:1282498.8
09648-0050/LEGAL22127382.1
23147-0002/LEGAL22147789.3

RENT ROLL WITH LEASE CHARGES
FISHER PLAZA EAST
October 2011

Unit	SF	Tenant	Rent	CAM	EIF	Telecom Facility	COLO	Other	Storage	Meet Me Room	Telephone Switch Svc.	Security Deposit	Lease From	Lease To	Notes
230-P1	0	GCI Communications			140.00	730.00				40.00			10/19/09	10/18/12	Carrier Country
230-Q	0	VACANT													Carrier Country
230-R	0	VACANT													Carrier Country
230-S	0	AboveNet Communications, Inc.													Carrier Country
230-T	0	Cogent Communications			140.00	1,200.00							9/1/07	8/31/12	
230-U	0	VACANT													Carrier Country
230-V	0	360Networks			840.00	1,460.00							4/11/11	3/31/14	Carrier Country Two (2) Three (3) year options to renew Rent Increase 4/11/13 to $1,550
230-W	0	VACANT													Carrier Country
230-X	0	VACANT													Carrier Country
230	804	BCE Nexxia			369.00	17,688.00						35,000	7/1/10	8/31/20	Carrier Country One (1) Five (5) year option to renew Rent Increase 9/1/12 to $18,492 Rent Increase 9/1/13 to $19,296 Rent Increase 9/1/14 to $20,100 Rent Increase 9/1/15 to $20,904 Rent Increase 9/1/16 to $21,708 Rent Increase 9/1/17 to $22,512 Rent Increase 9/1/18 to $23,316 Rent Increase 9/1/19 to $24,120
235	283	Qwest % Equis Corporation			1,400.00	6,792.00				575.00			10/1/00	9/30/18	Two (2) Five (5) year options to renew
236	1,256	Frontier Communications (Verizon)			4,480.00	28,260.00							10/1/09	9/30/12	
237	0	VACANT													Carrier Country
238	0	VACANT													Carrier Country
239	200	Metropolitan Fiber Systems of Seattle			980.00	750.00				275.00			9/11/00		
240	0	VACANT													Carrier Country
241	258	AT&T GRE Lease Administration			560.00	5,805.00							12/1/04	11/30/15	Two (2) Five (5) year options to renew Rent Increase 12/1/12 to $6,192.00
242	0	VACANT													Carrier Country
243	195	Level 3 Communications			980.00	4,582.50							6/1/10	5/31/15	Carrier Country Rent Increase 6/1/12 to $4,777.50 Rent Increase 6/1/13 to $4,972.50 Rent Increase 6/1/14 to $5167.50
245	192	TW Telecom of Washington, LLC			1,736.00	4,758.00							9/1/01	6/30/18	
300	6,418	Fisher CER													Carrier Country
340	22,165	Fisher Broadcasting - Seattle Radio											9/27/02		
360	5,250	Adhost Internet Advertising, LLC.	7,875.00	6,580.00									7/21/03	6/30/23	One (1) Five (5) year option to renew
365	2,494	Adhost Internet Advertising, LLC	7,274.00	4,475.00	26,705.00						1,374.23	14,931	7/21/03	6/30/23	
370	4,436	Fisher Interactive											6/1/10		
380	842	Pacific Software Publishing, Inc.			20,000.00		6,736.00			150.00		6,736	3/1/04	2/28/14	
385	2,353	Internap			51,600.00		19,637.29						10/1/04	2/28/19	One (1) Five (5) year option to renew Rent Increase 3/1/2014 to $22,212.32
390	0	VACANT													
393	399	Internap			11,700.00		2,807.92					2,768	7/27/04	2/28/19	One (1) Five (5) year option to renew

CONFIDENTIAL

2

RENT ROLL WITH LEASE CHARGES
FISHER PLAZA EAST
October 2011

Unit	SF	Tenant	Rent	CAM	EIF	Telecom Facility	COLO	Other	Storage	Meet Me Room	Telephone Switch Svc.	Security Deposit	Lease From	Lease To	Notes
															Rent Increase 3/1/2014 to $3,766.56
395	1,201	CoLocation													Includes Suite 363 which is the UPS room for Colo
395 M1-M12	0	Perkins Coie			18,000.00		9,000.00			160.00	646.05	3,000	10/1/05	9/30/14	Cabinets M1-M6, M8, M11-M12
															Rent Increase 10/1/2012 to $9,300
															Rent Increase 10/1/2013 to $9,600
395 N1 - N7	0	Perkins Coie			9,600.00		5,250.00						2/1/10	9/30/14	Cabinets N1-N7
															Rent Increase 10/1/2012 to $3,875
															Rent Increase 10/1/2013 to $4,000
395 N8-N12	0	VACANT													Cabinets N8-N12
400	74,520	KOMO TV											6/1/00		
500	9,956	Fisher Communicaitons													Executives, IS/IT, Finance, HR
630	2,049	LUT, LLC	5,276.18	2,568.00				16,500.00			579.26		3/10/10	3/31/15	One (1) Five (5) year option to renew
															$16,500 Helipad Fee - Recognized by KOMO
															Rent Increase 1/1/2012 to $5,434.46
															Rent Increase 1/1/2013 to $5,597.49
															Rent Increase 1/1/2014 to $5,765.42
610-662	1,525	KOMO Storage Rooms, LD Storage													
TELECOM	0	ABC Network News									308.79		9/6/00		Fisher Business within a Business
TELECOM	0	CP Management									13.69		1/25/11		Fisher Business within a Business
TELECOM	0	Prem Group (Egis)									1,014.52				Fisher Business within a Business
TELECOM	0	MSEP RE, LLC									36.14		3/1/08	2/28/09	Fisher Business within a Business
TELECOM	0	Pacific Science Center Foundation									164.25		2/1/07	1/31/08	Fisher Business within a Business
TELECOM	0	Prime Electric									54.75		7/7/06		Fisher Business within a Business
VIRTUAL	0	DataTune, Inc.						150.00				300	11/11/07	M-T-M	
X-FACTOR	661	BOMA X-Factor													
Total	194,239		143,904	80,602	265,147	85,896	44,031	17,100	563	2,620	7,086		$646,947		
													-6,866.22		
													$640,081		*Ties to Monthly Posting*
Occupied	192,849														
Vacant Units	1,390														
% Occupied	99.28%														

CONFIDENTIAL

3

RENT ROLL WITH LEASE CHARGES
FISHER PLAZA WEST
October 2011

Unit	SF	Tenant	Rent	CAM	EIF	Telecom Facility	COLO	Other	Storage	Meet Me Room	Telephone Switch Svc.	Security Deposit	Lease From	Lease To	Notes
120	1,227	Subway Store #27237	3,787.34	1,045.00									6/1/03	5/31/13	One (1) Five (5) year option to renew
															Rent Increase 6/1/12 to $3,977.53
130	6,693	IronStone Bank	13,923.00	4,936.00									1/1/05	6/30/14	Two (2) Five (5) year options to renew
145	2,008	Christopher Clark/DBA Belltown Vision	2,844.67	1,481.00								3,989	9/26/03	1/31/16	One (1) Five (5) year option to renew
150	979	The Cheese Cellar	1,958.00	722.00							172.47	1,657	10/8/04	8/30/14	One (1) Five (5) year option to renew
															Rent Increase 9/1/12 to $2,039.58
155	1,873	Graham Lundberg & Peschel	1,964.00	1,381.00							506.99		11/1/10	6/30/12	One (1) Six (6) month option to renew
															Renewal Rent Increase 11/1/11 to $2,086.75
160	1,344	Pantheon Investments	2,822.00	1,145.00							65.70	5,931	12/1/04	4/30/12	One (1) Five (5) year option to renew
165	1,439	Forza Coffe Company	2,398.33	1,226.00							128.12	3,553	2/1/10	1/31/20	Four (4) Months Free Base Rent
															Rent 6/1/10 - Lessor of $2,398.33 or % Rent Equal to 15% of Gross Sales
															Rent Increase 2/1/12 to Lesser of $2,518.25 or Rent Equal to 15% of Gross Sales
															Rent Increase 2/1/13 to Lesser of$2,638.17 or Rent Equal to 15% of Gross Sales
															Rent Increase 2/1/14 to Lesser of $2,758.08 or Rent Equal to 15% of Gross Sales
															Rent Increase 2/1/15 to $2,878.00
															Rent Increase 2/1/16 to $2,997.92
															Rent Increase 2/1/17 to $3,117.83
															Rent Increase 2/1/18 to $3,237.75
															Rent Increase 2/1/19 to $3,357.67
170	805	VACANT													
200	7,737	Swedish Health Services	17,892.00	13,881.00	37,990.80					625.00			9/14/06	9/30/16	Two (2) Five (5) year options to renew
250	11,314	Verizon Global Networks, Inc.	11,314.00	20,299.00	29,230.00								2/1/04	1/31/14	Two (2) Five (5) year options to renew
300	7,938	Motricity		14,242.00	28,026.00		24,290.28			425.00		66,679	9/1/06	8/31/14	One (1) option to renew; no less than three (3) years or longer than Five (5) years
310	3,792	Adhost Internet Advertising, LLC	11,060.00	6,803.48	2,110.60					130.00	38.33		11/1/07	6/30/23	Expansion Space
330	4,090	Adhost Internet Advertising, LLC	11,508.33	7,338.14	7,387.10								1/1/07	6/30/23	Two (2) Five (5) year options to renew
															Rent Increase 1/1/12 to $11,853.58 - Suite 310
															Rent Increase 1/1/13 to $12,209.18 - Suite 310
380	2,327	Princess Cruise Lines, LTD	5,817.50	4,175.00	8,442.00					240.00	492.75	16,480	10/1/06	1/31/12	
400	4,081	Guestware	7,141.75	5,115.00						40.00	300.03		10/1/09	12/31/14	One (1) Five (5) year option to renew - If LL does not convert to DC
															Rent Increase 1/1/12 to $7,821.92
															Rent Increase 1/1/13 to $8,162.00
															Rent Increase 1/1/13 to $8,502.08
410	609	VACANT													
420	12,146	SEA 19	38,710.95	21,792.00	50,654.00					150.00			1/1/08	12/31/12	Four (4) three (3) year options to renew
															Rent Increase 1/1/12 to $39,872.28
510	8,477	VACANT													
540	1,932	VACANT													
550/560	5,232	Motricity	5,860.00	9,387.00			16,010.00					56,329	9/1/06	8/31/14	$5,859.84 represents the alternate use fee (Rent Comm. Effective 10/1/109)

CONFIDENTIAL

4

RENT ROLL WITH LEASE CHARGES
FISHER PLAZA WEST
October 2011

Unit	SF	Tenant	Rent	CAM	EIF	Telecom Facility	COLO	Other	Storage	Meet Me Room	Telephone Switch Svc.	Security Deposit	Lease From	Lease To	Notes
600	14,072	NeuroVista Corporation	19,349.00	17,637.00					500.00	40.00	543.40	39,781	10/1/10	9/30/13	One (1) Three (3) year option to renew Rent Increase 10/1/12 to $19,935.33 $125,000 available, but unused tenant improvement allowance
X-Factor	(627)	BOMA X-Factor													
Total	99,488		158,351	132,606	163,841	0	40,300	0	500	1,650	2,248		499,495	*Ties to Monthly Posting*	

Occupied	87,665
Vacant Units	11,823
% Occupied	88.12%

CONFIDENTIAL

5

Schedule 1 to Exhibit E

Leasing Costs Not Otherwise Assumed by Buyer

1.
$125,000 available, but unused tenant improvement allowance, payable to NeuroVista Corporation.  Seller shall pay such tenant improvement allowance if it ever becomes due, and Fisher Communications agrees to guaranty Seller’s obligation described on this schedule.  This obligation shall survive Closing.

HOU03:1282498.8
09648-0050/LEGAL22127382.1
23147-0002/LEGAL22147789.3

EXHIBIT F

LIST OF EXISTING SERVICE CONTRACTS

Vendor	Service	Date	Date
Carrier Corporation	FPE - Chiller Maintenance	4/1/2010	4/30/2011
Cummins Northwest	Generator Maintenance	6/1/2010	5/31/2011
Cummins Northwest	Generator Maintenance	6/1/2010	5/31/2011
Exercise Equipment Specialist	Fitness Center Equipment Maintenance	8/1/2010	7/31/2011
ThyssenKrupp Elevator	Elevator Maintenance	10/1/2006	9/30/2011
Trane US, Inc.	FPW - Chiller Maintenance	12/1/2010	11/30/2011
Prime Electric	Electrical Prev. Maintenance	1/1/2011	12/31/2011
WPS Disaster Mgmt Solutions	Maintain Emergency Plan	1/1/2011	12/31/2011
Aramark Uniform Services	Locker Room Towels	1/1/2011	12/31/2011
CH20, Inc.	Cooling Tower Water Treatment	2/1/2011	1/31/2012
Botanical Designs	Interior/Exterior Landscaping Maintenance	4/1/2011	3/31/2012
ATS Automation	BMS System and Building Controls Maintenance	7/1/2007	6/30/2012
Star Protection Agency, LLC	Security Services	1/1/2011	12/31/2013
Cascadian Building Maint	Janitorial Service	7/1/2010	6/30/2015
Guardian Security	Fire Alarm System Monitoring	3/22/2000	M-T-M
CP Management I, LLC	Property Management	5/23/2009	12/31/2011
Secap Finance	Postage Machine Lease	7/19/2007	7/30/2012
Xerox Corporation	Management Office Copy Machine	5/27/2009	5/26/2014
Standard Parking	Parking Garage Management	7/1/2009	6/30/2012
Egis Real Estate Services, LLC	Consultant for the operation and leasing Technical Spaces	11/1/2009	M-T-M
McKinstry Essention	Facility Engineering	2/1/2010	1/31/2013

HOU03:1282498.8
09648-0050/LEGAL22127382.1
23147-0002/LEGAL22147789.3

EXHIBIT G

LIST OF EXISTING ENVIRONMENTAL REPORTS

1.	Phase I Environmental Site Assessment (June 1, 2011) prepared by Nova Consulting Group, Inc.

HOU03:1282498.8
09648-0050/LEGAL22127382.1
23147-0002/LEGAL22147789.3

EXHIBIT H

LIST OF EXISTING WARRANTIES

1.	Limited Warranty from Morin Corporation under certificate number 88854, last signed on June 16, 2000.

2.	Ultimate Warranty w/Hydroguard from American Hydrotech, Inc., last signed June 7, 2000.

3.	Weatherseal Limited Warranty from Dow Corning Corporation,

Warranty No. 64044-17103, dated July 5, 2000.

4.	Letter from Keith Panel Systems Co. Ltd., dated May 15, 2002, with attached Coating Warranty from Alcan Composites USA Inc., dated July 31, 2002.

5.	Ultimate Warranty and Maintenance Instructions from American Hydrotech, Inc., last signed November 15, 2002.

6.	Statement of warranty from Dow Corning Corporation, referencing Warranty #55644-15727, dated October 15, 1999.

HOU03:1282498.8
09648-0050/LEGAL22127382.1
23147-0002/LEGAL22147789.3

EXHIBIT I-1

FORM OF TENANT ESTOPPEL CERTIFICATE

The undersigned, ________________________________________, a [type of entity] (“Tenant”), hereby certifies to FISHER MEDIA SERVICES COMPANY, a Washington corporation (“Landlord”), and it successors, assigns and transferees of the Property (defined below), including, without limitation, any purchasers and lenders of the Property, as follows:

1.
Landlord and Tenant are parties to that certain [Lease Agreement] dated ______________________ for approximately ____________ square feet of space (consisting of Suite ___) in the Building located at [100 Fourth Avenue North/140 Fourth Avenue North], Seattle, Washington 98109 (“Property”).  The following is an accurate and complete list of all amendments, modifications, supplements, guaranties and other documents relating to the foregoing [Lease Agreement]: __________, __________, __________ (such documents together with the foregoing [Lease Agreement], “Lease”).

2.
The Lease is in full force and effect and enforceable in accordance with its terms.  The Lease sets forth the complete agreement of Landlord and Tenant concerning the leasing of the premises demised thereby (“Premises”) and all matters related thereto and there are no other agreements or understandings, oral or written, between Landlord and Tenant with respect to the Premises.

3.	The Premises are operated as: __________________________________________ [Office/Data Center/Colocation/Retail Space].

4.
Tenant holds all of the leasehold interest of “Tenant” under the Lease and has not assigned the Lease, sublet any part of the Premises or otherwise encumbered such leasehold interest, except as follows:  ________________________________________.

5.	The term of the Lease commenced on _____________________, and ends on _____________________, and Tenant has no options to renew or extend the term of the Lease except as expressly set forth therein.

6.
The full rent is now accruing under the Lease, which is $____________ per month for base rent and $___________ per month for estimated operating expenses and taxes.  The date of Tenant’s last base rent payment was made on or about ________________ and Tenant’s last payment for estimated operating expenses and taxes was made on or about _________________.  No other rent or routine payment of fees is due under the Lease except as follows: _______________________________________.  Tenant has not prepaid any rent or other routine payment of fees except as follows: _____________________.

7.	Landlord holds a security deposit of $___________ under the Lease [in the form of a letter of credit].

8.
Tenant has accepted full possession of the Premises, all improvements and construction required to be performed by Landlord under the Lease have been completed to the satisfaction of Tenant, and no money is owed to Tenant for improvements or otherwise under the Lease except as follows: _____________________________.

9.
To the best of Tenant’s knowledge, there is no breach or default by Tenant or Landlord under the Lease, and Tenant has no knowledge of any fact or circumstance that, with the passage of time or giving of notice, could or would constitute a breach or default by Tenant or Landlord under the Lease.  To the best of Tenant’s knowledge, Tenant has no existing defense, claim or demand against Landlord, under the Lease or otherwise, that can be offset against rents or other charges due or that will become due under the Lease.

10.
Tenant has no options, rights of first offer or first refusal or similar right to purchase the Property, and Tenant has no options, rights of first offer or first refusal on other spaces in the Building, except as set forth below: ______________________________________________.

11.
At the expiration or termination of the Lease, Landlord may require Tenant to remove any improvements or alterations made by Tenant to the Premises, except as follows: ______________________________________________________________________.

12.
No actions, whether voluntary or otherwise, are pending against Tenant under bankruptcy laws of the United States or any state thereof and, no such actions are contemplated by Tenant or, to the best of Tenant’s knowledge, have been threatened against Tenant.

13.	No other litigation is currently pending against Tenant, the Premises, or any improvements thereon and, to the best of Tenant’s knowledge, no other such litigation is threatened.

14.
To the best of Tenant’s knowledge, neither Tenant nor any of its members, officers, directors, employees, contractors, agent, or invitees, have generated, treated, stored, disposed of, or released any hazardous materials, regulated materials, or other toxic or dangerous substances on, in or around the Premises or Property, except in strict compliance with all applicable laws.

15.
The foregoing information is accurate and complete. Tenant acknowledges that Landlord, and its successors, assigns, and transferees of the property, including, without limitation, purchasers and lenders, will rely on this Estoppel Certificate in connection with transactions with respect to the Property. Tenant agrees that Landlord, and its successors, assigns, and transferees of the property, including, without limitation, purchasers and lenders, shall have the right to rely on this Estoppel Certificate.

Dated: _________________________,  201_.

Tenant:

By:
Name:
Title:

HOU03:1282498.8
09648-0050/LEGAL22127382.1
23147-0002/LEGAL22147789.3

Schedule 1 to Exhibit I-1

List of Required Tenant Estoppels

1.           Internap Network Services Corporation

HOU03:1282498.8
09648-0050/LEGAL22127382.1
23147-0002/LEGAL22147789.3

EXHIBIT I-2

FORM OF LANDLORD ESTOPPEL CERTIFICATE

FISHER MEDIA SERVICES COMPANY, a Washington corporation (“Landlord”), hereby certifies to HINES GLOBAL REIT 100/140 FOURTH AVE LLC, a Delaware limited liability company (“Buyer”), and it successors, assigns and transferees of the Property (defined below), including, without limitation, any purchasers and lenders of the Property, the following statements in connection with Buyer’s purchase of the Property pursuant to that certain Real Estate Purchase and Sale Agreement between Buyer and Landlord dated October ____, 2011 (“Purchase Agreement”):

1.	Landlord and
(“Tenant”) are parties to that certain [Lease Agreement] dated ______________________ for approximately ____________ square feet of space (consisting of Suite ___) in the Building located at [100 Fourth Avenue North/140 Fourth Avenue North], Seattle, Washington 98109 (“Property”).  The following is an accurate and complete list of all amendments, modifications, supplements, guaranties and other documents relating to the foregoing [Lease Agreement]: __________, __________, __________ (such documents together with the foregoing [Lease Agreement], “Lease”).

2.
The Lease is in full force and effect and enforceable in accordance with its terms.  The Lease sets forth the complete agreement of Landlord and Tenant concerning the leasing of the premises demised thereby (“Premises”) and all matters related thereto and there are no other material agreements or understandings, oral or written, between Landlord and Tenant with respect to the Premises.

3.	The Premises are operated as: __________________________________________ [Office/Data Center/Colocation/Retail Space].

4.
Landlord has not authorized Tenant to assign the Lease, sublet any part of the Premises or otherwise encumber Tenant’s leasehold interest, except as follows:  ________________________________________, nor has Tenant, to Landlord's knowledge, assigned or sublet any portion of the Premises to a party without Landlord's consent.

5.	The term of the Lease commenced on _____________________, and ends on _____________________, and Tenant has no options to renew or extend the term of the Lease except as expressly set forth therein.

6.
The full rent is now accruing under the Lease, which is $____________ per month for base rent and $___________ per month for estimated operating expenses and taxes.  The date of Tenant’s last base rent payment was made on or about ________________ and Tenant’s last payment for estimated operating expenses and taxes was made on or about _________________.  No other rent or routine payment of fees is due under the Lease except as follows: _______________________________________.  Tenant has not prepaid any rent or other routine payment of fees except as follows: _____________________.

7.	Landlord holds a security deposit of $___________ under the Lease [in the form of a letter of credit].

8.
To Landlord’s knowledge, all improvements and construction required to be performed by Landlord under the Lease have been completed as required therein, and no money is owed to Tenant for improvements or otherwise under the Lease except as follows: _____________________________.

9.
To Landlord’s knowledge, there is no breach or default by Tenant or Landlord under the Lease.  Landlord has received no notice that Tenant has any existing defense, claim or demand against Landlord, under the Lease or otherwise, that can be offset against rents or other charges due or to become due under the Lease.

10.
Tenant has no options, rights of first offer or first refusal or similar right to purchase the Property, and Tenant has no options, rights of first offer or first refusal on other spaces in the Building, except as set forth below: ___________________________________________________.

11.
At the expiration or termination of the Lease, Landlord may require Tenant to remove any improvements or alterations made by Tenant to the Premises, except as follows: ______________________________________________________________________.

12.	Landlord has received no notice of any actions, whether voluntary or otherwise, pending against Tenant under bankruptcy laws of the United States or any state thereof.

13.	Landlord has received no notice that any other litigation is currently pending against Tenant, the Premises, or any improvements thereon.

14.
Landlord has received no notice that Tenant nor any of its members, officers, directors, employees, contractors, agent, or invitees have generated, treated, stored, disposed of, or released any hazardous materials, regulated materials, or other toxic or dangerous substances on, in or around the Premises or Property in violation of any applicable laws.

15.	As used herein, “to Landlord’s knowledge” shall have the same meaning as “to Seller’s knowledge” as such phrase is defined in Section 5.1.1 of the Purchase Agreement.

16.
Landlord acknowledges that Buyer, and its successors, assigns, and transferees of the property, including, without limitation, purchasers and lenders, will rely on this Estoppel Certificate in connection with Buyer’s purchase of the Property pursuant to the Purchase Agreement.  Landlord agrees that Buyer, and its successors, assigns, and transferees of the property, including, without limitation, purchasers and lenders, shall have the right to rely on this Estoppel Certificate.

HOU03:1282498.8
09648-0050/LEGAL22127382.1
23147-0002/LEGAL22147789.3

Dated: _________________________,  2011.

Landlord:

FISHER MEDIA SERVICES COMPANY,

a Washington corporation

By:
Name:
Title:

HOU03:1282498.8
09648-0050/LEGAL22127382.1
23147-0002/LEGAL22147789.3

EXHIBIT J

FORM OF FISHER LEASE

HOU03:1282498.8
09648-0050/LEGAL22127382.1
23147-0002/LEGAL22147789.3

EXHIBIT K

FORM OF ROOFTOP EASEMENT

HOU03:1282498.8
09648-0050/LEGAL22127382.1
23147-0002/LEGAL22147789.3

EXHIBIT L

FORM OF DEED

Return Address c/o Hines Interests Limited Partnership 2800 Post Oak Boulevard Suite 5000 Houston, Texas 77056 Attn: Charles N. Hazen

Document Title(s) (or transactions contained therein): 1. Special Warranty Deed 2.
Reference Number(s) of Documents assigned or released: (on page of documents(s))
Grantor(s) (Last name first, then first name and initials): 1. Fisher Media Services Company, a Washington corporation 2.
Grantee(s) (Last name first, then first name and initials): 1. 2.
Legal description (abbreviated:  i.e. lot, block, plat or section, township, range)
Lots 7-12, and Ptn Lots 1-6, Block 58, D.T. Denny’s Park Add. to North Seattle, Vol. 2, P. 46
☒ Full legal is on page ___of document.

Assessor’s Property Tax Parcel/Account Number 199120-0150-03; 199120-0170-09

HOU03:1282498.8
09648-0050/LEGAL22127382.1
23147-0002/LEGAL22147789.3

SPECIAL WARRANTY DEED

GRANTOR, FISHER MEDIA SERVICES COMPANY, a Washington corporation, for and in consideration of Ten Dollars ($10.00) in hand paid, grants, bargains, sells, conveys and confirms to ________________________, a ________________, the following described real estate, situated in the City of Seattle, County of King, State of Washington:

LOTS 1 THROUGH 12, INCLUSIVE, BLOCK 58, D.T. DENNY’S PARK ADDITION TO NORTH SEATTLE, ACCORDING TO THE PLAT THEREOF RECORDED IN VOLUME 2 OF PLATS, PAGE 46, IN KING COUNTY, WASHINGTON;

EXCEPT THE EASTERLY 7 FEET OF LOTS 1 THROUGH 6, INCLUSIVE, CONDEMNED FOR WIDENING WILLOW STREET (5TH AVENUE) IN DISTRICT COURT CAUSE NO. 7541, PURSUANT TO CITY OF SEATTLE ORDINANCE NO. 1224.

Grantor, for itself and its successors in interest, does by these presents expressly limit the covenants of this Deed to those herein expressed, and excludes all covenants arising or to arise by statutory or other implication, and does hereby covenant that against all persons whomsoever lawfully claiming or to claim by, through or under said Grantor and not otherwise, Grantor will forever warrant and defend the said described real estate, subject only to the matters set forth in Exhibit A attached hereto and incorporated herein by this reference.

Dated ________________, 2011.

GRANTOR:

FISHER MEDIA SERVICES COMPANY,
a Washington corporation

By:
Name:
Its

STATE OF WASHINGTON                                                      )
) ss.
COUNTY OF                                                      )

On this ___ day of ______________, 2011, before me, the undersigned, a Notary Public in and for the State of Washington, duly commissioned and sworn, personally appeared ____________________, to me known to be the person who signed as _____________________ of FISHER MEDIA SERVICES COMPANY, the corporation that executed the within and foregoing instrument, and acknowledged said instrument to be the free and voluntary act and deed of said corporation for the uses and purposes therein mentioned, and on oath stated that he/she was duly elected, qualified and acting as said officer of the corporation, that he/she was authorized to execute said instrument and that the seal affixed, if any, is the corporate seal of said corporation.

IN WITNESS WHEREOF I have set my hand and official seal the day and year first above written.

(Signature of Notary)

(Print or stamp name of Notary)
NOTARY PUBLIC in and for the State
of Washington, residing at                                                                           .
My appointment expires:                                                                .

HOU03:1282498.8
09648-0050/LEGAL22127382.1
23147-0002/LEGAL22147789.3

Exhibit A to Deed

Title Exceptions

HOU03:1282498.8
09648-0050/LEGAL22127382.1
23147-0002/LEGAL22147789.3

EXHIBIT M

FORM OF BILL OF SALE

FISHER MEDIA SERVICES COMPANY, a Washington corporation (“Seller”), and ____________________________________, a _____________________________ (“Buyer”), are parties to that certain Purchase and Sale Agreement dated __________________, 2011 (“Purchase Agreement”) for the purchase and sale of that certain real property located at 100 Fourth Avenue North and 140 Avenue North, Seattle, Washington 98109, which real property is more particularly described in Exhibit A attached hereto and incorporated herein by this reference (“Property”).  Concurrently herewith, Seller is transferring and conveying to Buyer all of Seller’s right, title and interest in and to the Property pursuant to the Purchase Agreement.  In connection with such conveyance, Seller desires to transfer to Buyer the tangible personal property more particularly set forth below.  Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Purchase Agreement.

NOW, THEREFORE, FOR GOOD AND VALUABLE CONSIDERATION, the receipt and sufficiency of which are hereby acknowledged, Seller does hereby grant, bargain, sell, convey, assign, transfer, and deliver to Buyer all of Seller’s right, title and interest in and to all systems, appliances, fixtures, equipment, machinery, generators, furniture, furnishings, decorations, above-ground storage tanks located in the Parking Structure (and any fuel stored therein on the Closing Date, except for any fuel in any jet fuel tank used for refueling helicopters) and other tangible personal property, if any, owned by Seller and located on or about the Property; excluding, however, such items that are leased by Seller (as lessee), any such items located within the Fisher Occupied Space or otherwise on or about the Property in any space occupied by Assignor or its affiliates under the Fisher Lease, Rooftop Easement and Storage Space Agreement, any cars, trucks, vans, helicopters and similar vehicles owned by Assignor or its affiliates on, around or outside of the Real Property (including any leasehold interests therein), any tangible personal property whatsoever necessary or desirable, in Assignor’s opinion, for the continued occupation and operations of Assignor and its affiliates at Fisher Plaza, the Plaza Telecom System and Plaza Net System, and any of the personal property listed on Exhibit B attached hereto and incorporated herein by this reference.

Seller covenants that it will, at any time and from time to time upon written request therefor, at Buyer’s sole expense and without the assumption of any additional liability thereby, execute and deliver to Buyer, its nominees, successors and/or assigns, any new or confirmatory instruments and do and perform any other acts that Buyer, its nominees, successors and/or assigns, may reasonably request in order to fully assign and transfer to and vest in Buyer, its nominees, successors and/or assigns, and protect its or their rights, title and interest in and enjoyment of, all of the assets of Seller intended to be transferred and assigned hereby, or to enable Buyer, its nominees, successors and/or assigns, to realize upon or otherwise enjoy any such assets.

This Bill of Sale may be executed in any number of identical counterparts, and each counterpart hereof shall be deemed to be an original instrument, but all counterparts hereof taken together shall constitute one and the same instrument.

(Signature page follows)

IN WITNESS WHEREOF, the parties have signed and delivered this Bill of Sale as of the ______ day of ____________, 2011.

SELLER:

FISHER MEDIA SERVICES COMPANY,
a Washington corporation

By:
Name:
Title:

HOU03:1282498.8
09648-0050/LEGAL22127382.1
23147-0002/LEGAL22147789.3

Exhibit A to Bill of Sale

Legal Description of Property

LOTS 1 THROUGH 12, INCLUSIVE, BLOCK 58, D.T. DENNY’S PARK ADDITION TO NORTH SEATTLE, ACCORDING TO THE PLAT THEREOF RECORDED IN VOLUME 2 OF PLATS, PAGE 46, IN KING COUNTY, WASHINGTON;

EXCEPT THE EASTERLY 7 FEET OF LOTS 1 THROUGH 6, INCLUSIVE, CONDEMNED FOR WIDENING WILLOW STREET (5TH AVENUE) IN DISTRICT COURT CAUSE NO. 7541, PURSUANT TO CITY OF SEATTLE ORDINANCE NO. 1224.

HOU03:1282498.8
09648-0050/LEGAL22127382.1
23147-0002/LEGAL22147789.3

Exhibit B to Bill of Sale

List of Excluded Items

HOU03:1282498.8
09648-0050/LEGAL22127382.1
23147-0002/LEGAL22147789.3

EXHIBIT N

FORM OF ASSIGNMENT AND ASSUMPTION AGREEMENT

THIS ASSIGNMENT AND ASSUMPTION OF LEASES AND SERVICE CONTRACTS (“Assignment”) is dated as of ____________, 2011 (“Effective Date” [which shall be the Closing Date under the Purchase Agreement]) is made by and between FISHER MEDIA SERVICES COMPANY, a Washington corporation (“Assignor”), and _____________________, a ______________________ (“Assignee”).

RECITALS

A.           Assignor, as “Seller,” and Assignee, as “Buyer,” have entered into that Purchase and Sale Agreement dated as of _____________________, 2011 (“Purchase Agreement”) for the purchase and sale of certain real property commonly known as 100 Fourth Avenue North and 140 Fourth Avenue North, Seattle, Washington 98109, which real property is more particularly described in Exhibit A attached hereto and incorporated herein by this reference (“Property”).

B.           Concurrently herewith, Assignor is transferring and conveying to Assignee all of Assignor’s right, title and interest in and to the Property pursuant to the Purchase Agreement.  In connection with such conveyance, Assignor desires to assign to Assignee, and Assignee desires to take assignment of and assume, all of the Leases and Contracts (defined below) affecting the Property.  Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Purchase Agreement.

NOW, THEREFORE, FOR GOOD AND VALUABLE CONSIDERATION, the receipt and sufficiency of which are acknowledged, Assignor and Assignee agree as follows:

AGREEMENT

1.           Assignment of Leases.  Assignor hereby grants, bargains, sells, assigns, transfers and sets over unto Assignee all right, title and interest of Assignor in, to and under the leases described on Exhibit B attached hereto and incorporated herein (collectively, “Leases”), together with any guaranties of any of the Leases in favor of Assignor, any and all right, title, and interest of Assignor in and to such letters of credit, if any, as have been deposited with Assignor pursuant to such Leases to the extent that the same have not been drawn upon pursuant to the Leases.  Assignor acknowledges that security deposits and prepaid rents under the Leases will be handled according to Section 7.4 of the Purchase Agreement.  Assignor is not assigning and hereby expressly reserves that certain Office Space Lease between Seller and LUT, LLC, a Washington limited liability company, dated March 10, 2010 (“LUT Lease”).

2.           Assignment of Contracts.  Assignor hereby grants, bargains, sells, assigns, transfers and sets over unto Assignee all right, title and interest of Assignor in, to and under those contracts listed on Exhibit C attached hereto and incorporated by reference (collectively, “Contracts”).

3.           Assumption.  Assignee accepts the foregoing assignments and assumes and shall pay, perform and discharge, as and when due, all of the agreements and obligations of Assignor under the Leases and the Contracts arising or accruing from and after the Effective Date and agrees to be bound by all of the terms and conditions of the Contracts and the Leases from and after the Effective Date.  Assignee acknowledges Assignor’s reservation of the LUT Lease and expressly agrees that it is not assuming the LUT Lease hereunder.

4.           Indemnification

4.1           By Assignor.  Assignor indemnifies, defends and holds harmless Assignee from and against any and all claims, damages, costs, liabilities, expenses and causes of action (including reasonable attorneys’ fees and costs) arising in connection with the Leases or Contracts prior to the Effective Date, unless such claims, damages, costs, liabilities, expenses or causes of actions are due to Assignee’s acts or omissions.

4.2           By Assignee.  Assignee indemnifies, defends and holds harmless Assignor from and against any and all claims, damages, costs, liabilities, expenses and causes of action (including reasonable attorneys’ fees and costs) arising in connection with the Leases and Contracts from and after the Effective Date, unless such claims, damages, costs, liabilities, expenses or causes of actions are due to Assignor’s acts or omissions.

5.           Modification.  No modification, waiver or termination of this Assignment will be valid unless the same is in writing and signed by the party against which the enforcement of the modification, waiver or termination is or may be sought.

6.           Successors and Assigns.  This Assignment will be binding on and inure to the benefit of Assignor and Assignee and their successors in interest and assigns.

7.           Governing Law.  This Assignment will be governed by, and construed in accordance with, the laws of the State of Washington.  Venue for any actions arising in connection with this Agreement shall lie exclusively in King County, Washington.  Should any dispute occur between Assignor and Assignee with respect to this Assignment or any document executed in connection with this Assignment that results in litigation or arbitration, the losing party shall pay the prevailing party its reasonable attorneys’ fees and costs at trial or in arbitration, mediation and/or upon any appeal.

8.           Further Assurances.  Assignor will, at any time and from time to time upon written request therefor, and without incurring any additional costs, expenses or liabilities, execute and deliver to Assignee, Assignee’s successors, nominees or assigns such documents as Assignee or they may reasonably request in order to fully assign and transfer to and vest in Assignee or Assignee’s successors, nominees and assigns and protect Assignee or Assignee’s successors’, nominees’ and assigns’ rights under and interest in all of the Leases and Contracts, or to enable Assignee or Assignee’s successors, nominees and assigns to realize upon or otherwise enjoy such rights and property.

9.           Counterparts.  This Assignment may be executed in one or more counterparts, each of which will be deemed an original and all of which will constitute one and the same Assignment.

[Signatures begin on next page.]

HOU03:1282498.8
09648-0050/LEGAL22127382.1
23147-0002/LEGAL22147789.3

IN WITNESS WHEREOF, Assignor and Assignee have executed this Assignment as of the Effective Date.

ASSIGNOR:                                           FISHER MEDIA SERVICES COMPANY,
a Washington corporation

By:
Name:
Title:

ASSIGNEE:                                           ___________________________________,a ______________________________

By:
Name:
Title:

HOU03:1282498.8
09648-0050/LEGAL22127382.1
23147-0002/LEGAL22147789.3

Exhibit A

to Form of Assignment and Assumption of Leases and Contracts

Legal Description of Property

LOTS 1 THROUGH 12, INCLUSIVE, BLOCK 58, D.T. DENNY’S PARK ADDITION TO NORTH SEATTLE, ACCORDING TO THE PLAT THEREOF RECORDED IN VOLUME 2 OF PLATS, PAGE 46, IN KING COUNTY, WASHINGTON;

EXCEPT THE EASTERLY 7 FEET OF LOTS 1 THROUGH 6, INCLUSIVE, CONDEMNED FOR WIDENING WILLOW STREET (5TH AVENUE) IN DISTRICT COURT CAUSE NO. 7541, PURSUANT TO CITY OF SEATTLE ORDINANCE NO. 1224.

HOU03:1282498.8
09648-0050/LEGAL22127382.1
23147-0002/LEGAL22147789.3

Exhibit B

to Form of Assignment and Assumption of Leases and Contracts

List of Leases

HOU03:1282498.8
09648-0050/LEGAL22127382.1
23147-0002/LEGAL22147789.3

Exhibit C

to Form of Assignment and Assumption of Leases and Contracts

List of Contracts

HOU03:1282498.8
09648-0050/LEGAL22127382.1
23147-0002/LEGAL22147789.3

EXHIBIT O

FORM OF GENERAL ASSIGNMENT

THIS GENERAL ASSIGNMENT (“Assignment”) is made and entered into this _____ day of ______________, 201__, (“Effective Date” [which shall be the Closing Date under the Purchase Agreement] by and between FISHER MEDIA SERVICES COMPANY, a Washington corporation (“Assignor”), and _________________________, a _______________ (“Assignee”).

RECITALS

A.           Assignor, as “Seller”, and Assignee, as “Buyer”, have entered into that Purchase and Sale Agreement dated as of _____________________, 2011 (“Purchase Agreement”) for the purchase and sale of certain real property commonly known as 100 Fourth Avenue North and 140 Fourth Avenue North, Seattle, Washington 98109, which real property is more particularly described in Exhibit A attached hereto and incorporated herein by this reference (“Property”).

B.           Concurrently herewith, Assignor is transferring and conveying to Assignee all of Assignor’s right, title and interest in and to the Property pursuant to the Purchase Agreement.  In connection with such conveyance, Assignor desires to assign to Assignee, and Assignee desires to take assignment of and assume, all of the intangible personal property (as described herein) related to the Property.  Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Purchase Agreement.

NOW, THEREFORE, FOR GOOD AND VALUABLE CONSIDERATION, the receipt and sufficiency of which are acknowledged, Assignor and Assignee agree as follows:

AGREEMENT

1.           Assignment.  Assignor grants, bargains, sells, transfers, conveys and assigns to Assignee, to the extent that each of the same are owned by Assignor and “freely transferable” (as defined in the Purchase Agreement) by Assignor, all permits of any kind (including, land use permits, building permits, certificates of occupancy, variances, licenses and other approvals), guaranties, development rights, warranties, franchises, soil and other reports and studies, surveys, maps, utility contracts, and data, architect’s contracts, plans and specifications, engineering plans and studies, floor plans and landscape plans relating to the Property (“Intangible Personal Property”).  Assignor shall be entitled to retain copies of each of the foregoing items.  The foregoing assignment shall not include, and Assignor hereby expressly reserves (a) any of such items that are required or desirable, in Assignor’s opinion, for the continued occupation and operations of Assignor and its affiliates at Fisher Plaza, (b) any items listed on Exhibit B attached hereto, and (c) any of Assignor’s trademarks, service marks, logos and other marks, trade or business names and other similar intangible property or propriety information.

2.           Assumption.  Assignee accepts the foregoing assignment and assumes and shall pay, perform and discharge, as and when due, all of the agreements and obligations of Assignor under any of the Intangible Personal Property arising or accruing from and after the Effective Date and agrees to be bound by all of the terms and conditions of any of the Intangible Personal Property from and after the Effective Date.

3.           Indemnification

3.1           By Assignor.  Assignor indemnifies, defends and holds harmless Assignee from and against any and all claims, damages, costs, liabilities, expenses and causes of action (including reasonable attorneys’ fees and costs) arising in connection with the Intangible Personal Property prior to the Effective Date, unless such claims, damages, costs, liabilities, expenses or causes of actions are due to Assignee’s acts or omissions.

3.2           By Assignee.  Assignee indemnifies, defends and holds harmless Assignor from and against any and all claims, damages, costs, liabilities, expenses and causes of action (including reasonable attorneys’ fees and costs) arising in connection with the Intangible Personal Property from and after the Effective Date, unless such claims, damages, costs, liabilities, expenses or causes of actions are due to Assignor’s acts or omissions.

4.           Modification.  No modification, waiver or termination of this Assignment will be valid unless the same is in writing and signed by the party against which the enforcement of the modification, waiver or termination is or may be sought.

5.           Successors and Assigns.  This Assignment will be binding on and inure to the benefit of Assignor and Assignee and their successors in interest and assigns.

6.           Governing Law.  This Assignment will be governed by, and construed in accordance with, the laws of the State of Washington.  Venue for any actions arising in connection with this Agreement shall lie exclusively in King County, Washington.  Should any dispute occur between Assignor and Assignee with respect to this Assignment or any document executed in connection with this Assignment that results in litigation or arbitration, the losing party shall pay the prevailing party its reasonable attorneys’ fees and costs at trial or in arbitration, mediation and/or upon any appeal.

7.           Further Assurances.  Assignor will, at any time and from time to time upon written request therefor, and without incurring any additional costs, expenses or liabilities, execute and deliver to Assignee, Assignee’s successors, nominees or assigns such documents as Assignee or they may reasonably request in order to fully assign and transfer to and vest in Assignee or Assignee’s successors, nominees and assigns and protect Assignee or Assignee’s successors’, nominees’ and assigns’ rights under and interest in all of the Intangible Personal Property, or to enable Assignee or Assignee’s successors, nominees and assigns to realize upon or otherwise enjoy such rights and property.

8.           Counterparts.  This Assignment may be executed in one or more counterparts, each of which will be deemed an original and all of which will constitute one and the same Assignment.

[Signatures begin on next page]

HOU03:1282498.8
09648-0050/LEGAL22127382.1
23147-0002/LEGAL22147789.3

IN WITNESS WHEREOF, the parties have executed this Assignment effective as of the date first above written.

ASSIGNOR:                                           FISHER MEDIA SERVICES COMPANY,
a Washington corporation

By:
Name:
Title:

ASSIGNEE:                                           ____________________________________,
a _______________________________

By:
Name:
Title:

HOU03:1282498.8
09648-0050/LEGAL22127382.1
23147-0002/LEGAL22147789.3

Exhibit A to Form of General Assignment

Legal Description of the Property

LOTS 1 THROUGH 12, INCLUSIVE, BLOCK 58, D.T. DENNY’S PARK ADDITION TO NORTH SEATTLE, ACCORDING TO THE PLAT THEREOF RECORDED IN VOLUME 2 OF PLATS, PAGE 46, IN KING COUNTY, WASHINGTON;

EXCEPT THE EASTERLY 7 FEET OF LOTS 1 THROUGH 6, INCLUSIVE, CONDEMNED FOR WIDENING WILLOW STREET (5TH AVENUE) IN DISTRICT COURT CAUSE NO. 7541, PURSUANT TO CITY OF SEATTLE ORDINANCE NO. 1224.

HOU03:1282498.8
09648-0050/LEGAL22127382.1
23147-0002/LEGAL22147789.3

Exhibit B to Form of General Assignment

List of Excluded Items

HOU03:1282498.8
09648-0050/LEGAL22127382.1
23147-0002/LEGAL22147789.3

EXHIBIT P

FORM OF TENANT NOTICE LETTER

NOTICE TO TENANT

[Closing Date]

[Tenant Name]

Re:           [100 Fourth Avenue North/140 Fourth Avenue North]
Seattle, Washington 98109

Dear Tenant:

You are hereby notified and advised that as of ____________, 2011, _______________________________ (“Purchaser”) has purchased and acquired from FISHER MEDIA SERVICES COMPANY (“Seller”), all of Seller’s right, title and interest in and to [100 Fourth Avenue North/140 Fourth Avenue North], Seattle, Washington 98109, which is commonly known as Fisher Plaza [East/West] (“Property”), including, without limitation, all of Seller’s right, title and interest as the “Landlord,” “Lessor” or “Owner” under all lease agreements, rental agreements and other agreements providing for the leasing, rental and other occupancy of space within or upon the Property, and Purchaser has assumed all of the obligations of the “Landlord,” “Lessor” or “Owner” accruing from and after the date hereof under all lease agreements, rental agreements and other tenancies at the Property.  In addition, the new property manager for the Property is ____________ located at the following address, and copies of all future notices to the “Landlord,” “Lessor” or “Owner” under your lease should be sent to:

[Address]
Contact:
Phone No.                      (   )
Fax No.                      (   )

with a copy to:

[Address]
Contact:
Phone No.                      (   )
Fax No.                      (   )

In accordance with the new ownership, you are hereby notified that your security deposit, if any, has been transferred to Purchaser as of the date hereof.  All future, current, or past due payments of rent should be made payable to “__________” and mailed to the following lockbox account address:

[Account Address]

All other terms and provisions of your lease shall remain in full force and effect.  It has been a pleasure working with you and we wish you every success with your business.

Sincerely,

FISHER MEDIA SERVICES COMPANY

By:
Its:

HINES GLOBAL REIT 100/140 FOURTH AVE LLC

By:
Name:
Title:

HOU03:1282498.8
09648-0050/LEGAL22127382.1
23147-0002/LEGAL22147789.3

EXHIBIT Q

FORM OF REIMBURSEMENT AGREEMENT

HOU03:1282498.8
09648-0050/LEGAL22127382.1
23147-0002/LEGAL22147789.3